                                                                    Exhibit 99.2

================================================================================











                                CREDIT AGREEMENT

                            Dated as of July 30, 2004
                                      among

                          PEDIATRIX MEDICAL GROUP, INC.
                and certain subsidiaries and affiliates thereof,
                                  as Borrowers,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager










================================================================================

                                TABLE OF CONTENTS



         Section                                                                                              Page
         -------                                                                                              ----

                                                   ARTICLE I.
                                      DEFINITIONS AND ACCOUNTING TERMS
1.01     Defined Terms...........................................................................................1

1.02     Other Interpretive Provisions..........................................................................26

1.03     Accounting Terms.......................................................................................27

1.04     Rounding...............................................................................................27

1.05     Times of Day...........................................................................................27

1.06     Letter of Credit Amounts...............................................................................27

1.07     Covenant Acquisition Adjustments.......................................................................27

                                                ARTICLE II.
                                  THE COMMITMENTS AND CREDIT EXTENSIONS

2.01     Committed Loans........................................................................................28

2.02     Borrowings, Conversions and Continuations of Committed Loans...........................................28

2.03     Letters of Credit......................................................................................30

2.04     Swing Line Loans.......................................................................................38

2.05     Prepayments............................................................................................41

2.06     Termination or Reduction of Commitments................................................................42

2.07     Repayment of Loans.....................................................................................43

2.08     Interest...............................................................................................44

2.09     Fees...................................................................................................44

2.10     Computation of Interest and Fees.......................................................................45

2.11     Evidence of Debt.......................................................................................45

2.12     Payments Generally; Administrative Agent's Clawback....................................................46

2.13     Sharing of Payments by Lenders.........................................................................47

2.14     Increase in Commitments................................................................................48

2.15     Joint and Several Liability; Borrowers' Waivers and Consents; Agency of Company........................50

                                                  ARTICLE III.
                                    TAXES, YIELD PROTECTION AND ILLEGALITY

3.01     Taxes..................................................................................................54

3.02     Illegality.............................................................................................56



         Section                                                                                              Page
         -------                                                                                              ----
3.03     Inability to Determine Rates...........................................................................56

3.04     Increased Costs........................................................................................56

3.05     Compensation for Losses................................................................................58

3.06     Mitigation Obligations; Replacement of Lenders.........................................................58

3.07     Survival...............................................................................................59

                                                 ARTICLE IV.
                               CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01     Conditions of Initial Credit Extension.................................................................59

4.02     Conditions to all Credit Extensions....................................................................61

                                                ARTICLE V.
                                    REPRESENTATIONS AND WARRANTIES

5.01     Existence, Qualification and Power.....................................................................62

5.02     Authorization; No Contravention........................................................................62

5.03     Governmental Authorization; Other Consents.............................................................62

5.04     Binding Effect.........................................................................................62

5.05     Financial Statements; No Material Adverse Effect.......................................................63

5.06     Litigation.............................................................................................63

5.07     No Default.............................................................................................63

5.08     Ownership of Property; Liens...........................................................................64

5.09     Environmental Compliance...............................................................................64

5.10     Insurance..............................................................................................64

5.11     Taxes..................................................................................................64

5.12     ERISA Compliance.......................................................................................64

5.13     Subsidiaries; Equity Interests; Capitalization; Revenues...............................................65

5.14     Margin Regulations; Investment Company Act; Public Utility Holding Company Act.........................66

5.15     Disclosure.............................................................................................66

5.16     Compliance with Laws...................................................................................66

5.17     Intellectual Property; Licenses, Etc...................................................................66

5.18     Liens..................................................................................................67

                                                      ARTICLE VI.
                                                  AFFIRMATIVE COVENANTS

6.01     Financial Statements...................................................................................68

6.02     Certificates; Other Information........................................................................68



         Section                                                                                              Page
         -------                                                                                              ----
6.03     Notices................................................................................................71

6.04     Payment of Obligations.................................................................................71

6.05     Preservation of Existence, Etc.........................................................................72

6.06     Maintenance of Properties..............................................................................72

6.07     Maintenance of Insurance...............................................................................72

6.08     Compliance with Laws...................................................................................72

6.09     Books and Records......................................................................................72

6.10     Inspection Rights......................................................................................73

6.11     Use of Proceeds........................................................................................73

6.12     Additional Borrowers...................................................................................73

6.13     Compliance with Material Agreements....................................................................73

6.14     Additional Collateral Amendments.......................................................................73

                                                   ARTICLE VII.
                                               NEGATIVE COVENANTS

7.01     Liens..................................................................................................74

7.02     Investments............................................................................................75

7.03     Indebtedness...........................................................................................75

7.04     Fundamental Changes....................................................................................76

7.05     Dispositions...........................................................................................77

7.06     Acquisitions...........................................................................................77

7.07     Restricted Payments....................................................................................78

7.08     Change in Nature of Business...........................................................................78

7.09     Transactions with Affiliates...........................................................................79

7.10     Burdensome Agreements..................................................................................79

7.11     Use of Proceeds........................................................................................79

7.12     Financial Covenants....................................................................................79

7.13     Fundamental Changes to Management Agreements and Subordinated Debt.....................................80

7.14     Domestic Borrowers Provisions..........................................................................80

                                                   ARTICLE VIII.
                                          EVENTS OF DEFAULT AND REMEDIES

8.01     Events of Default......................................................................................80

8.02     Remedies Upon Event of Default.........................................................................82

8.03     Application of Funds...................................................................................83



         Section                                                                                              Page
         -------                                                                                              ----
                                                 ARTICLE IX.
                                            ADMINISTRATIVE AGENT

9.01     Appointment and Authority..............................................................................84

9.02     Rights as a Lender.....................................................................................84

9.03     Exculpatory Provisions.................................................................................84

9.04     Reliance by Administrative Agent.......................................................................85

9.05     Delegation of Duties...................................................................................85

9.06     Resignation of Administrative Agent....................................................................85

9.07     Non-Reliance on Administrative Agent and Other Lenders.................................................86

9.08     No Other Duties, Etc...................................................................................87

9.09     Administrative Agent May File Proofs of Claim..........................................................87

9.10     Collateral and Borrower Matters........................................................................88

                                                 ARTICLE X.
                                                MISCELLANEOUS

10.01    Amendments, Etc........................................................................................88

10.02    Notices; Effectiveness; Electronic Communication.......................................................89

10.03    No Waiver; Cumulative Remedies.........................................................................91

10.04    Expenses; Indemnity; Damage Waiver.....................................................................91

10.05    Payments Set Aside.....................................................................................93

10.06    Successors and Assigns.................................................................................93

10.07    Treatment of Certain Information; Confidentiality......................................................96

10.08    Right of Setoff........................................................................................97

10.09    Interest Rate Limitation...............................................................................97

10.10    Counterparts; Integration; Effectiveness...............................................................98

10.11    Survival of Representations and Warranties.............................................................98

10.12    Severability...........................................................................................98

10.13    Replacement of Lenders.................................................................................98

10.14    Governing Law; Jurisdiction; Etc.......................................................................99

10.15    Waiver of Jury Trial..................................................................................100

10.16    USA PATRIOT Act Notice................................................................................100

10.17    Certain Waivers, Subordinations and Consents..........................................................100

10.18    ENTIRE AGREEMENT......................................................................................103

SIGNATURES.....................................................................................................S-1

SCHEDULES

         1.01     Existing Letters of Credit
         2.01     Commitments and Applicable Percentages
         4.01     Certain Borrowers
         5.05     Supplement to Financial Statements
         5.06     Litigation
         5.09     Environmental Matters
         5.12     Multiemployer Plans and Pension Plans
         5.13     Material Subsidiaries; Other Equity Investments
         6.14     Management Agreements and Other Material Agreements
         7.01     Existing Liens
         7.02     Existing Investments
         7.03     Existing Indebtedness
         10.02    Administrative Agent's Office; Certain Addresses for Notices



EXHIBITS

                  FORM OF

         A        Committed Loan Notice
         B        Swing Line Loan Notice
         C        Note
         D        Compliance Certificate
         E        Assignment and Assumption
         F        Borrower Joinder Agreement
         G        Opinion Matters
         H        Security Agreement
         I        Certain Subordination Provisions

                                CREDIT AGREEMENT

         This CREDIT AGREEMENT ("AGREEMENT") is entered into as of July 30, 2004, among PEDIATRIX MEDICAL GROUP, INC., a Florida corporation (the "COMPANY"), and each other Person (as defined herein) from time to time party hereto as a Borrower (as defined herein), each lender from time to time party hereto (collectively, the "LENDERS" and individually, a "LENDER"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

         The Company and each other Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

         In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

         1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "ACQUISITION" means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security that provides for the acquisition of such a controlling interest at the time such option, warrant or other security becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

         "ACQUISITION AGREEMENT" means any binding agreement, contract, commitment or other arrangement providing for any Acquisition.

         "ADMINISTRATIVE AGENT" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

         "ADMINISTRATIVE AGENT'S OFFICE" means the Administrative Agent's address and, as appropriate, account as set forth on SCHEDULE 10.02, or such other address or account as the Administrative Agent may from time to time notify in writing to the Company and the Lenders.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "AGGREGATE COMMITMENTS" means the Commitments of all the Lenders in the maximum aggregate principal amount at any time outstanding of $150,000,000, as reduced or increased from time to time pursuant to the terms of this Agreement, including pursuant to SECTION 2.14.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE PERCENTAGE" means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

         "APPLICABLE RATE" means, from time to time, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth below:

                                 APPLICABLE RATE


                                                                                                    Eurodollar
                                                                                                   Rate Loans+
  Pricing                                                                     Commitment           -----------
   Level                     Consolidated Leverage Ratio                         Fee           Letter of Credit Fee
------------- ---------------------------------------------------------- --------------------- ---------------------
     1        Less than 0.75 to 1.00                                            0.175%                0.75%

     2        Less than 1.25 to 1.00, but greater than or equal to              0.225%                1.00%
              0.75 to 1.00

     3        Less than 1.75 to 1.00, but greater than or equal to              0.275%                1.25%
              1.25 to 1.00

     4        Less than 2.25 to 1.00, but greater than or equal to              0.350%                1.50%
              1.75 to 1.00

     5        Greater than or equal to 2.25 to 1.00                             0.450%                1.75%




Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to
SECTION 6.02(B); PROVIDED, however, that if a Compliance Certificate is not delivered when due in accordance with SECTION 6.02(B), then Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered through the date of delivery of such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the date of delivery of the Compliance Certificate for the fiscal quarter of the Company ending June 30, 2004, subject to the proviso in the immediately preceding sentence if such Compliance Certificate is not delivered by the time required by SECTION 6.02(B), shall be determined based upon Pricing Level 1.

         "APPROVED FUND" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "APPROVED SUBORDINATED DEBT" means up to $20,000,000 principal amount of debt that is subordinated to the Obligations pursuant to a subordination agreement in form and substance satisfactory to the Administrative Agent, including (a) in the case of any Approved Subordinated Debt that constitutes a seller note for all or a portion of the Cost of Acquisition of any Permitted Acquisition, provisions that are either substantially similar to those in
Schedule I to the Subordinated Note or otherwise satisfactory to the Administrative Agent (but in no event less favorable to the Secured Parties than the terms set forth in EXHIBIT I), or (b) in the case of any other Approved Subordinated Debt, provisions substantially similar to those set forth in
EXHIBIT I.

         "ARRANGER" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

         "ASSIGNMENT AND ASSUMPTION" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by SECTION 10.06(B)), and accepted by the Administrative Agent, in substantially the form of EXHIBIT E or any other form approved by the Administrative Agent.

         "ATTRIBUTABLE INDEBTEDNESS" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

         "AUDITED FINANCIAL STATEMENTS" means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the fiscal year ended on such date of the Company and its Subsidiaries, including the notes thereto.

         "AVAILABILITY PERIOD" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to SECTION 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to SECTION 8.02.

         "BANK OF AMERICA" means Bank of America, N.A. and its successors.

         "BASE RATE" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "BASE RATE COMMITTED LOAN" means a Committed Loan that is a Base Rate Loan.

         "BASE RATE LOAN" means a Loan that bears interest based on the Base
Rate.

         "BORROWER" means the Company, each Material Subsidiary as of the Closing Date, and each other Person that from time to time becomes a Material Subsidiary and joins this Agreement as a Borrower pursuant to SECTION 6.12.

         "BORROWER INTERCOMPANY RESTRICTIONS" has the meaning given thereto in
SECTION 10.17(A).

         "BORROWER JOINDER AGREEMENT" means each Borrower Joinder Agreement, substantially in the form of EXHIBIT F hereto, executed by the applicable joining Borrower and delivered to the Administrative Agent pursuant to SECTION
6.12 or otherwise.

         "BORROWER PLEDGES" has the meaning given thereto in SECTION 10.17(A).

         "BORROWERS' LIABILITIES" has the meaning specified in SECTION 2.15(A).

         "BORROWING" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

         "CASH COLLATERALIZE" has the meaning specified in SECTION 2.03(G).

         "CHANGE IN LAW" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law but with respect to which such Person is required to comply or generally complies) by any Governmental Authority.

         "CHANGE OF CONTROL" means an event or series of events by which:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "OPTION RIGHT"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

                  (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

                  (c) any Person or two or more Persons acting in concert shall have entered into a contract or arrangement that, upon consummation thereof, would result in the occurrence of an event that would violate either of (a) or (b) above.

         "CLOSING DATE" means the first date all the conditions precedent in
SECTION 4.01 are satisfied or waived in accordance with SECTION 10.01.

         "CMS" means the Centers for Medicare and Medicaid Services.

         "CODE" means the Internal Revenue Code of 1986.

         "COLLATERAL" means all property and interests in property and proceeds thereof now owned or hereafter acquired in or upon which a Lien now or hereafter exists in favor of the Administrative Agent on behalf of the Secured Parties, whether under any Collateral Document, this Agreement or under any other documents executed by any Person and delivered to the Administrative Agent, including Pledged Interests.

         "COLLATERAL DOCUMENTS" means the Security Agreement and all other security agreements, mortgages, deeds of trust, leasehold mortgages, patent and trademark assignments, lease assignments, guaranties and other similar agreements (including control agreement) between any Person and/or in favor of the Administrative Agent now or hereafter delivered to the Administrative Agent for the benefit of the Secured Parties pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) in favor of the Administrative Agent for the benefit of the Secured Parties, all in form and substance satisfactory to the Administrative Agent.

         "COMMITMENT" means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to SECTION 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

         "COMMITTED BORROWING" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to SECTION 2.01.

         "COMMITTED LOAN" has the meaning specified in SECTION 2.01.

         "COMMITTED LOAN NOTICE" means a notice of (a) a Committed Borrowing,
(b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to SECTION 2.02(A), which, if in writing, shall be substantially in the form of EXHIBIT A.

         "COMPANY" has the meaning given in the preamble hereto.

         "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT D.

         "CONSOLIDATED EBITDA" means, for any period, for the Company and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period PLUS (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period,
(ii) the provision for Federal, state, local and foreign income taxes payable by the Company and its Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash expenses of the Company and its Subsidiaries related to the equity compensation of any current or former employee or director of the Company or any Subsidiary or pursuant to any equity compensation plan of the Company and (v) other non-recurring expenses of the Company and its Subsidiaries reducing such Consolidated Net Income which do not represent a cash item in such period or any future period and MINUS (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of the Company and its Subsidiaries for such period, (ii) all non-cash items increasing Consolidated Net Income for such period and (iii) the amount of any cash expenditures made during such period related to non-cash expenses added back to Consolidated Net Income pursuant to clause (a)(iv) above in computing Consolidated EBITDA during any prior period.

         "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, as of the end of any fiscal quarter, for the four fiscal quarters ending on such date, for the Company and its Subsidiaries on a consolidated basis, the ratio of (a) (i) Consolidated EBITDA for such period, MINUS (ii) all

Federal, state, local and foreign income taxes paid in cash by the Company and its Subsidiaries during such period, MINUS (iii) expenditures (whether in cash or financed) made in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations) during such period, to (b) the sum of
(x) scheduled payments of principal in respect of Indebtedness (excluding Indebtedness under this Agreement) during such period PLUS (y) Consolidated Interest Charges during such period.

         "CONSOLIDATED FUNDED INDEBTEDNESS" means, as of any date of determination, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business),
(e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Subsidiary, and (g) without duplication, all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Subsidiary.

         "CONSOLIDATED INTEREST CHARGES" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of the Company and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, including the portion of rental payments on Synthetic Lease Obligations that would be treated as interest were such Synthetic Lease characterized as a capital lease.

         "CONSOLIDATED LEVERAGE RATIO" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

         "CONSOLIDATED NET INCOME" means, for any period, for the Company and its Subsidiaries on a consolidated basis, the net income of the Company and its Subsidiaries (excluding extraordinary gains, including the write-up of assets, but including extraordinary losses) for that period, MINUS the income of any Subsidiary of the Company (including income of a Subsidiary of such Subsidiary attributed thereto) to the extent the payment of such income in the form of a Restricted Payment or repayment of Indebtedness to the Company or to another Subsidiary not so restricted is not permitted on account of any provision of any Organization Document, Contractual Obligation or Law applicable to such Subsidiary.

         "CONSOLIDATED NET WORTH" means, as of any date of determination, the Shareholders' Equity of the Company and its Subsidiaries on a consolidated basis on such date.

         "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "COST OF ACQUISITION" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, an amount equal to the sum of the following (without duplication): (i) the amount of any cash and fair market value of property (other than the capital stock, warrants or options to acquire capital stock of the Company or any Subsidiary) given as consideration, (ii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Company or any Subsidiary in connection with such Acquisition (including any Approved Subordinated Debt), (iii) all additional purchase price amounts in the form of earnouts and other contingent obligations that must be recorded on the financial statements of the Company and its Subsidiaries in accordance with GAAP, (iv) all amounts paid in respect of covenants not to compete, consulting agreements (other than employment or consulting agreements for continuing service) that must be recorded on financial statements of the Company and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (v) the aggregate fair market value of all other consideration given by the Company or any Subsidiary in connection with such Acquisition (other than employment or consulting agreements for continuing service), and (vi) out of pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred.

         "CREDIT EXTENSION" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

         "DEBTOR RELIEF LAWS" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

         "DEFAULT" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

         "DEFAULT RATE" means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate PLUS
(ii) 2% per annum; PROVIDED, HOWEVER, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate, measured at Pricing Level 5 without regard to the most recently reported Consolidated Leverage Ratio) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate (measured at Pricing Level 5 without regard to the most recently reported Consolidated Leverage Ratio) PLUS 2% per annum.

         "DEFAULTING LENDER" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

         "DIRECT FOREIGN SUBSIDIARY" means a Subsidiary other than a Domestic Subsidiary a majority of whose Voting Securities, or a majority of whose Equity Interests, are owned by a Borrower.

         "DISPOSITION" or "DISPOSE" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

         "DOLLAR" and "$" mean lawful money of the United States.

         "DOMESTIC SUBSIDIARY" means any Subsidiary that is organized under the laws of any political subdivision of the United States.

         "EARNOUT PAYMENTS" means, with respect to any period, all earnout payments and other forms of consideration payable in respect of any Acquisition which payments were contingent as of the date of such Acquisition (and did not constitute a Cost of Acquisition at such date) but which become due and payable without contingency during such period.

         "ELIGIBLE ASSIGNEE" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); PROVIDED that notwithstanding the foregoing, "Eligible Assignee" shall not include the Company or any of the Company's Affiliates or Subsidiaries.

         "ELIGIBLE CORPORATE SECURITIES" means obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, which debt obligations are rated in an investment grade rating category by S&P and Moody's (or, if only rated by one of S&P and Moody's, such rating is investment grade), but excluding any such obligations that would constitute Short-Term Marketable Securities.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY HOLDER" means any Person that owns the Equity Interests in any Practice that is a party to any Management Agreement.

         "EQUITY INTERESTS" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "EURODOLLAR BASE RATE" has the meaning specified in the definition of Eurodollar Rate.

         "EURODOLLAR RATE" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

                                  Eurodollar Base Rate
Eurodollar Rate  =  ------------------------------------------------
                            1.00 - Eurodollar Reserve Percentage

         where,

         "EURODOLLAR BASE RATE" means, for such Interest Period:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "EURODOLLAR RATE LOAN" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

         "EURODOLLAR RESERVE PERCENTAGE" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT" has the meaning specified in SECTION 8.01.

         "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under SECTION 10.13), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with
SECTION 3.01(E), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such withholding tax pursuant to SECTION 3.01(A).

         "EXISTING CREDIT AGREEMENT" means that certain Amended and Restated Credit Agreement dated as of August 14, 2001 among the Company, certain of the Borrowers, Fleet National Bank, as agent, and a syndicate of lenders.

         "EXISTING LETTERS OF CREDIT" means those certain letters of credit issued by the applicable L/C Issuer and described on SCHEDULE 1.01 attached hereto.

         "FACILITY TERMINATION DATE" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the credit facilities provided by ARTICLE II by payment in full of the Total Outstandings, together with all accrued and unpaid interest and fees thereon, other than (i) the undrawn portion of Letters of Credit and (ii) all letter of credit fees relating thereto accruing after such date (which shall be payable solely for the account of the L/C Issuer) computed (based on interest rates and the Applicable Margin then in effect) on such undrawn amounts to the respective expiry dates of the Letters of Credit, in each case as have been fully Cash Collateralized or as to which other arrangements satisfactory to the L/C Issuer shall have been made; (b) the obligations and liabilities of the Borrowers under all Related Swap Contracts shall have been fully, finally and irrevocably paid and satisfied in full and such Related Swap Contracts shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; (c) the Aggregate Commitments shall have terminated or expired; and (d) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all other Obligations (except for Obligations consisting of continuing indemnities and other contingent Obligations of any Borrower that may be owing to the Administrative Agent, any of its Related Parties or any Lender pursuant to the Loan Documents and expressly survive termination of this Agreement).

         "FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "FEE LETTER" means the letter agreement, dated as of June 11, 2004, among the Company, the Administrative Agent and the Arranger.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the applicable Borrower is located or otherwise resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FRB" means the Board of Governors of the Federal Reserve System of the United States.

         "FUND" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

         "GOVERNMENTAL AUTHORITY" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

         "GRANTING LENDER" has the meaning specified in SECTION 10.06(H).

         "GUARANTEE" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person, to the extent of the value of the property subject to such Lien (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such
Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HHS" means the United States Department of Health and Human Services.

         "HOLDER LIEN GRANTS" has the meaning given thereto in SECTION 10.17(A).

         "HOLDER PURCHASE GRANTS" has the meaning given thereto in SECTION 10.17(A).

         "INDEBTEDNESS" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

                  (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

                  (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

                  (c) net obligations of such Person under any Swap Contract;

                  (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

                  (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (f) capital leases and Synthetic Lease Obligations;

                  (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference PLUS accrued and unpaid dividends; and

                  (h) all Guarantees of such Person in respect of any of the foregoing.

         For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INDEMNITEES" has the meaning specified in SECTION 10.04(B).

         "INTEREST PAYMENT DATE" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; PROVIDED, HOWEVER, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

         "INTEREST PERIOD" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice; PROVIDED that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period shall extend beyond the Maturity
         Date.

         "INVESTMENT" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

         "IP RIGHTS" has the meaning specified in SECTION 5.17.

         "IRS" means the United States Internal Revenue Service.

         "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

         "ISSUER DOCUMENTS" means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer, the Company and, if required by the L/C Issuer, the applicable Borrower in favor of the L/C Issuer and relating to any such Letter of Credit.

         "LAWS" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

         "L/C ADVANCE" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

         "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

         "L/C CREDIT EXTENSION" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

         "L/C ISSUER" means (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and (b) HSBC Bank USA, N.A. with respect to the Existing Letter of Credit issued thereby and set forth on SCHEDULE 1.01. So long as the Letter of Credit issued by HSBC Bank USA, N.A. remains outstanding, all singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, the applicable L/C Issuer issuing the applicable Letter of Credit, or all L/C Issuers, as the context may require.

         "L/C OBLIGATIONS" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit PLUS the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

         "LENDER" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

         "LENDER PARTIES" has the meaning specified in SECTION 2.15(A).

         "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify in writing to the Company and the Administrative Agent.

         "LETTER OF CREDIT" means any standby letter of credit issued hereunder, and shall include the Existing Letters of Credit.

         "LETTER OF CREDIT APPLICATION" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

         "LETTER OF CREDIT EXPIRATION DATE" means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

         "LETTER OF CREDIT FEE" has the meaning specified in SECTION 2.03(I).

         "LETTER OF CREDIT SUBLIMIT" means an amount equal to the lesser of (a) the Aggregate Commitments then in effect and (b) $25,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

         "LOAN" means an extension of credit by a Lender to a Borrower under
ARTICLE II in the form of a Committed Loan or a Swing Line Loan.

         "LOAN DOCUMENTS" means this Agreement (including any joinder hereto), each Note, each Issuer Document, each Collateral Document (including any joinder thereto), each Compliance Certificate and the Fee Letter.

         "LOAN PARTIES" means, collectively, each Borrower and each other Person granting security pursuant to any Collateral Document.

         "MANAGEMENT AGREEMENT" means (a) each Amended and Restated Exclusive Management and Administrative Services Agreement by and between the applicable Manager and the applicable Practice, and (b) each other similar agreement pursuant to which a Manager agrees to provide certain administrative services to a Practice, all of which as of the Closing Date (whether described in (a) or (b)) are listed on SCHEDULE 6.14.

         "MANAGER" means, with respect to any particular Management Agreement, the Company or its applicable Subsidiary that is a party to such Management Agreement as the administrative manager of the relevant medical practice or practices.

         "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its material obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

         "MATERIAL AGREEMENT" means each Management Agreement, each Restrictive Agreement and each other agreement set forth on SCHEDULE 6.14 attached hereto.

         "MATERIAL DOMESTIC SUBSIDIARY" means, as of any date of measurement thereof, any Material Subsidiary of the Company that is a Domestic Subsidiary.

         "MATERIAL SUBSIDIARY" means each Subsidiary of the Company that either
(a) has net patient service revenues (on a standalone basis) for the most recently ended period of four consecutive quarters that exceed 5% of the net patient service revenues of the Company and its Subsidiaries on a consolidated basis for such period, (b) is the parent of any other Material Subsidiary or (c) is a Domestic Subsidiary that is designated a Material Subsidiary by notice by the Company to the Administrative Agent and becomes a Borrower in compliance with SECTION 6.12; PROVIDED that (i) if the Subsidiaries that meet the preceding test, when combined with the Company, aggregate less than 80% of the net patient service revenues of the Company and its Subsidiaries on a consolidated basis for the most recently ended period of four consecutive quarters, the Company shall identify additional Domestic Subsidiaries to constitute Material Subsidiaries until such threshold is met, and (ii) once a Subsidiary is deemed a Material Subsidiary, whether by virtue of the tests in (a), (b) or (c) above, or as a result of appointment pursuant to part (i) of this proviso, such Subsidiary shall continue to constitute a Material Subsidiary throughout the term of this Agreement; PROVIDED further that notwithstanding the foregoing, PMG shall not constitute a Material Subsidiary at any time.

         "MATURITY DATE" means July 30, 2009.

         "MEDICAID CERTIFICATION" means certification by CMS or a state agency or entity under contract with CMS that health care operations are in compliance with all the conditions of participation set forth in the Medicaid Regulations.

         "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a state or federal agency or other such entity administering the Medicaid program and a health care operation under which the health care operation agrees to provide services for Medicaid beneficiaries in accordance with the terms of the agreement and Medicaid Regulations.

         "MEDICAID REGULATIONS" means, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities (including without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above;
(iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and
(iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (ii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "MEDICARE CERTIFICATION" means certification by CMS or a state agency or entity under contract with CMS that the health care operation is in compliance with all the conditions of participation set forth in the Medicare Regulations.

         "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between a state or federal agency or other such entity administering the Medicare program and a health care operation under which the health care operation agrees to provide services for Medicare beneficiaries in accordance with the terms of the agreement and Medicare Regulations.

         "MEDICARE REGULATIONS" means, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

         "MULTIEMPLOYER PLAN" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

         "NET CASH PROCEEDS" means:

         (a) with respect to any Disposition by the Company or any Subsidiary, or any receipt of insurance payments or condemnation awards on account of the destruction of or loss of assets, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such Disposition, insurance or condemnation award (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by any asset so Disposed and that is required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses incurred by the Company or any Subsidiary in connection with such Disposition (C) all taxes paid or payable in cash, by the Company or any Subsidiary in connection with such Disposition, destruction or loss, and (D) amounts expended not later than the date that is one-hundred and eighty days after the date of such Disposition, payment of insurance or condemnation award to replace such affected assets or to pay all or part of the Cost of Acquisition of one or more Permitted Acquisitions;

         (b) with respect to any public or private offering or issuance of any Equity Interests, cash payments received by the Company or any Subsidiary therefrom as and when received, net of all legal, accounting, printing, banking and underwriting fees and expenses, commissions, discounts and other issuance expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such issuance; and

         (c) with respect to the public or private issuance of any Indebtedness by the Company or any Subsidiary, the excess of (i) the sum of the cash and cash equivalents received in connection with such issuance over (ii) the sum of the underwriting discounts and commissions, and all legal, accounting, printing, rating agency, banking, title and recording fees and expenses and other out-of-pocket expenses, incurred by the Company or such Subsidiary in connection with such issuance.

         "NOTE" means a promissory note made by the Borrowers in favor of a Lender evidencing Loans made by such Lender, substantially in the form of EXHIBIT C.

         "OBLIGATIONS" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit or Related Swap Contract, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

         "ORGANIZATION DOCUMENTS" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction);
(b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

         "OTHER TAXES" means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

         "OUTSTANDING AMOUNT" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Borrower of Unreimbursed Amounts.

         "PARTICIPANT" has the meaning specified in SECTION 10.06(D).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENSION PLAN" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Company or any ERISA Affiliate or to which the Company or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

         "PERMITTED ACQUISITION" means an acquisition permitted by SECTION 7.06.

         "PERMITTED ACQUISITION EBITDA" means, for the twelve-month period ended most recently prior to the date of measurement thereof, with respect to any Person proposed to be acquired pursuant to SECTION 7.06, an amount equal to the net income of such Person for such twelve-month period PLUS (a) the following to the extent deducted in calculating such net income: (i) the sum of (Y) all interest, premium payments, debt discount, fees, charges and related expenses of such Person in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (Z) the portion of rent expense of such Person with respect to such period under capital leases that is treated as interest in accordance with GAAP, (ii) the provision for Federal, state, local and foreign income taxes payable by such Person for such period,
(iii) depreciation and amortization expense and (iv) other non-recurring expenses of such Person reducing such net income which do not represent a cash item in such period or any future period and MINUS (b) the following to the extent included in calculating such net income: (i) Federal, state, local and foreign income tax credits of such Person for such period and (ii) all non-cash items increasing net income for such period; PROVIDED that the foregoing will be adjusted for contractually obligated reductions in compensation expense to the extent the Company will be able to recognize such adjustment with respect to the Acquisition of such Person after consummation of such Acquisition in accordance with Regulation S-X promulgated under the Securities Act of 1933.

         "PERMITTED LIENS" means those Liens permitted to exist pursuant to
SECTION 7.01.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by a Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

         "PLEDGED INTERESTS" means (a) with respect to Direct Foreign Subsidiaries, 65% of the Voting Securities (or if any Borrower shall own less than 65%, then all of the Voting Securities owned by such Borrower), and 100% of all other Equity Interests of each Direct Foreign Subsidiary, and (b) with respect to Domestic Subsidiaries, all of the Equity Interests of each Domestic Subsidiary; PROVIDED that none of the Equity Interests of (i) Pediatrix Medical Services, Inc. shall constitute Pledged Interests so long as Pediatrix Medical Services, Inc. is a not-for-profit entity under Texas Law or (ii) PMG shall constitute Pledged Interests.

         "PMG" means PMG Assurance Ltd., a corporation organized under the laws of Grand Cayman, British West Indies, and a Subsidiary of the Company.

         "PRACTICE" means that Person party to any Management Agreement that is not the Manager under such Management Agreement and that engages in the practice of providing medical services or of owning the Equity Interests of other Persons engaged in the practice of medical services.

         "PRICING LEVEL" has the meaning given thereto in the pricing grid in the definition of Applicable Margin.

         "REGISTER" has the meaning specified in SECTION 10.06(C).

         "RELATED PARTIES" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

         "RELATED SWAP CONTRACTS" means all Swap Contracts which are entered into or maintained by any Loan Party with any Lender or any Affiliate of a Lender and which are not prohibited by the terms of any Loan Document.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

         "REQUEST FOR CREDIT EXTENSION" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit

Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

         "REQUIRED LENDERS" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to SECTION 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); PROVIDED that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

         "RESPONSIBLE OFFICER" means (i) with respect to the Company, the chief executive officer, president, vice president of finance, chief financial officer, treasurer or assistant treasurer of the Company, and (ii) with respect to any other Loan Party, the chief executive officer, president, secretary or any attorney-in-fact of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

         "RESTRICTED PAYMENT" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, or any payment, loan or advance (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Borrower's stockholders, partners or members (or the equivalent Person thereof), or (ii) any payment of principal or interest with respect to, or any purchase, redemption or defeasance of, any Indebtedness of any Borrower which by its terms or the terms of any agreement is subordinated to the payment of the Obligations hereunder, including with respect to the Subordinated Note or any Approved Subordinated Debt.

         "RESTRICTIVE AGREEMENT" has the meaning given thereto in SECTION 10.17(A).

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "SECURED PARTIES" means, collectively or individually as the context may indicate, (i) the Administrative Agent, (i) each Lender (including the Swing Line Lender and the L/C Issuer), and (iii) each Affiliate of any Lender party to any Related Swap Contract.

         "SECURITY AGREEMENT" means that certain Pledge and Security Agreement dated as of the Closing Date made by the initial Borrowers in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of EXHIBIT H hereto, as supplemented from time to time by the execution and delivery of Security Joinder Agreements pursuant to SECTION 6.12 or otherwise.

         "SECURITY JOINDER AGREEMENT" means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Borrower to the Administrative Agent pursuant to SECTION 6.12 or otherwise.

         "SHAREHOLDERS' EQUITY" means, as of any date of determination, consolidated shareholders' equity of the Company and its Subsidiaries as of that date determined in accordance with GAAP.

         "SHORT-TERM MARKETABLE SECURITIES" means the following obligations:

         (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof, in each case so long as such obligation has an investment grade rating by S&P and Moody's; and

         (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's.

         "SUBORDINATED NOTE" means that certain Promissory Note dated as of September 7, 2001 in the maximum principal amount of $1,750,000 by Pediatrix Medical Group of Georgia, P.C. in favor of J. Michael Armand, M.D.

         "SUBSIDIARY" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; PROVIDED that notwithstanding the foregoing each Practice and each of its Subsidiaries shall constitute a Subsidiary of the Company for the purposes of the Loan Documents. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Company.

         "SWAP CONTRACT" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "MASTER AGREEMENT"), including any such obligations or liabilities under any Master Agreement.

         "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

         "SWING LINE" means the revolving credit facility made available by the Swing Line Lender pursuant to SECTION 2.04.

         "SWING LINE BORROWING" means a borrowing of a Swing Line Loan pursuant to SECTION 2.04.

         "SWING LINE LENDER" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

         "SWING LINE LOAN" has the meaning specified in SECTION 2.04(A).

         "SWING LINE LOAN NOTICE" means a notice of a Swing Line Borrowing pursuant to SECTION 2.04(B), which, if in writing, shall be substantially in the form of EXHIBIT B.

         "SWING LINE SUBLIMIT" means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

         "SYNTHETIC LEASE OBLIGATION" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

         "TAXES" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

         "THRESHOLD AMOUNT" means $5,000,000.

         "TOTAL OUTSTANDINGS" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

         "TYPE" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

         "UNFUNDED PENSION LIABILITY" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "UNITED STATES" and "U.S." mean the United States of America.

         "UNREIMBURSED AMOUNT" has the meaning specified in SECTION 2.03(C)(I).

         "VOTING SECURITIES" means Equity Interests, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         1.02 OTHER INTERPRETIVE PROVISIONS. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

                  (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "INCLUDE," "INCLUDES" and "INCLUDING" shall be deemed to be followed by the phrase "without limitation." The word "WILL" shall be construed to have the same meaning and effect as the word "SHALL." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "HEREIN," "HEREOF" and "HEREUNDER," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "ASSET" and "PROPERTY" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  (b) In the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING;" the words "TO" and "UNTIL" each mean "TO BUT EXCLUDING;" and the word "THROUGH" means "TO AND INCLUDING."

                  (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

         1.03 ACCOUNTING TERMS.

         (a) GENERALLY. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, EXCEPT as otherwise specifically prescribed herein.

         (b) CHANGES IN GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); PROVIDED THAT, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

         1.04 ROUNDING. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

         1.05 TIMES OF DAY. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

         1.06 LETTER OF CREDIT AMOUNTS. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated undrawn amount of such Letter of Credit in effect at such time; PROVIDED, HOWEVER, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Documents related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated undrawn amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

         1.07 COVENANT ACQUISITION ADJUSTMENTS. Except as otherwise expressly provided herein, with respect to the calculation of the Consolidated Leverage Ratio pursuant to SECTION

7.12(B) that includes a period (or a portion of a period) prior to the date of the consummation of any Acquisition, references to "the Company and its Subsidiaries" shall include each acquired Person, and all such acquired assets and liabilities from any Person, as if the Acquisition had been consummated on the first day of any such period of measurement, and including adjustments to Consolidated EBITDA resulting from contractually obligated reductions in expenses or increases in revenues to the extent such adjustments are permitted under Regulation S-X promulgated under the Securities Act of 1933.

                                   ARTICLE II
                      THE COMMITMENTS AND CREDIT EXTENSIONS

         2.01 COMMITTED LOANS. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "COMMITTED LOAN") to the Borrowers from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.01, prepay under SECTION 2.05, and reborrow under this SECTION
2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

         2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF COMMITTED LOANS.

         (a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans, in each case regardless of the Borrower to which it applies, shall be made upon the Company's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans. Each telephonic notice by the Company pursuant to this SECTION 2.02(A) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in SECTIONS 2.03(C) and 2.04(C), each Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the request is for a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) the applicable Borrower. If the Company fails to specify a particular Borrower, then the Committed Loans so requested shall be made to the Company. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

         (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in SECTION 4.02 (and, if such Borrowing is the initial Credit Extension, SECTION 4.01), the Administrative Agent shall promptly make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, HOWEVER, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, FIRST, shall be applied to the payment in full of any such L/C Borrowings, and SECOND, shall be made available to the applicable Borrower as provided above.

         (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

         (d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

         (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than five Interest Periods in effect with respect to Committed Loans.

         2.03 LETTERS OF CREDIT.

         (a) THE LETTER OF CREDIT COMMITMENT.

         (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this
SECTION 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of any Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower and any drawings thereunder; PROVIDED that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request for the issuance or amendment of a Letter of Credit, each of which shall be made by the Company and identify the Borrower for whose account such Letter of Credit is to be issued, shall be deemed to be a representation by the Company (on behalf of itself and the applicable Borrower) that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers' ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

         (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                  (A) subject to SECTION 2.03(B)(III), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                  (B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

         (iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

                  (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                  (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer;

                  (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $500,000;

                  (D) such Letter of Credit is to be denominated in a currency other than Dollars;

                  (E) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

                  (F) a default of any Lender's obligations to fund under
         SECTION 2.03(C) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with the Company or such Lender to eliminate the L/C Issuer's risk with respect to such Lender.

         (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

         (v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

         (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in ARTICLE IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in ARTICLE IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

         (b) PROCEDURES FOR ISSUANCE AND AMENDMENT OF LETTERS OF CREDIT; AUTO-EXTENSION LETTERS OF CREDIT.

                  (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company, on behalf of itself or another Borrower, delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company and, if requested by the L/C Issuer, the applicable Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such date and time nearer the requested time of issuance as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the Borrower for whose account such Letter of Credit is being issued; and (H) such other matters as the L/C Issuer may require in accordance with its customary practices. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may reasonably require. Additionally, the Company shall, and shall cause any other applicable Borrower to, furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require.

                  (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in ARTICLE IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage TIMES the amount of such Letter of Credit.

                  (iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "AUTO-EXTENSION LETTER OF CREDIT"); PROVIDED that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "NON-EXTENSION NOTICE DATE") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, neither the Company nor the applicable Borrower shall be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; PROVIDED, HOWEVER, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of SECTION 2.03(A) or otherwise), or
         (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender, the Company or the Borrower for whose account the Letter of Credit was issued that one or more of the applicable conditions specified in SECTION 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

                  (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company (for further delivery to the applicable Borrower) and to the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

         (c) DRAWINGS AND REIMBURSEMENTS; FUNDING OF PARTICIPATIONS.

                  (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company (for itself and the applicable Borrower) and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "HONOR DATE"), the Company or the applicable Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If neither the Company nor the applicable Borrower so reimburses the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "UNREIMBURSED AMOUNT"), and the amount of such Lender's Applicable Percentage thereof. In such event, the Company shall be deemed to have requested, on behalf of the applicable Borrower, a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in SECTION 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this SECTION 2.03(C)(I) may be given by telephone if immediately confirmed in writing; PROVIDED that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (ii) Each Lender shall upon any notice pursuant to SECTION 2.03(C)(I) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of
         SECTION 2.03(C)(III), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

                  (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in SECTION 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to
         SECTION 2.03(C)(II) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this SECTION 2.03.

                  (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this SECTION 2.03(C) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                  (v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this SECTION 2.03(C), shall be absolute and unconditional and shall not be affected by any circumstance, including
         (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower any other Subsidiary of the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.03(C) is subject to the conditions set forth in SECTION 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligations of each Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                  (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.03(C) by the time specified in SECTION 2.03(C)(II), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

         (d) REPAYMENT OF PARTICIPATIONS.

                  (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with SECTION 2.03(C), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company, the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

                  (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to SECTION 2.03(C)(I) is required to be returned under any of the circumstances described in
         SECTION 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) OBLIGATIONS ABSOLUTE. The obligation of the applicable Borrower (and, pursuant to this Agreement or any other Loan Document, any other Borrower) to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                  (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                  (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                  (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                  (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                  (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

         Each of the Company and the applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company's or applicable Borrower's instructions or other irregularity, the Company or the applicable Borrower will immediately notify the L/C Issuer. The Company and the applicable Borrower shall each be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

         (f) ROLE OF L/C ISSUER. Each Lender and each Borrower agrees that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; PROVIDED, HOWEVER, that this assumption is not intended to, and shall not, preclude the Borrowers' pursuing such rights and remedies as any of them may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of SECTION 2.03(E); PROVIDED, HOWEVER, that anything in such clauses to the contrary notwithstanding, the Borrower for whose benefit such Letter of Credit was issued may have a claim against the L/C Issuer, and the L/C Issuer may be liable to such Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         (g) CASH COLLATERAL. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the applicable Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. SECTIONS
2.05 and 8.02(C) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this SECTION 2.03, SECTION 2.05 and
SECTION 8.02(C), "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. Each Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

         (h) APPLICABILITY OF ISP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the ISP shall apply to each Letter of Credit.

         (i) LETTER OF CREDIT FEES. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Rate TIMES the daily maximum amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each standby Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

         (j) FRONTING FEE AND DOCUMENTARY AND PROCESSING CHARGES PAYABLE TO L/C ISSUER. The applicable Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with SECTION 1.06. In addition, the applicable Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (k) CONFLICT WITH ISSUER DOCUMENTS. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

         2.04 SWING LINE LOANS.

         (a) THE SWING LINE. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this SECTION 2.04, to make loans (each such loan, a "SWING LINE LOAN") to any Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; PROVIDED, HOWEVER, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, PLUS such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and PROVIDED, FURTHER, that no Borrower shall use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this SECTION 2.04, prepay under SECTION 2.05, and reborrow under this SECTION 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage TIMES the amount of such Swing Line Loan.

         (b) BORROWING PROCEDURES. Each Swing Line Borrowing shall be made upon the Company's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be in the principal amount of $100,000 or a whole multiple of $50,000 in excess thereof, (ii) the requested borrowing date, which shall be a Business Day, and (iii) the Borrower to whom such Swing Line Borrowing is to be made. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of SECTION 2.04(A), or (B) that one or more of the applicable conditions specified in ARTICLE IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office either by (i) crediting the account of the applicable Borrower on the books of the Swing Line Lender with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Swing Line Lender by the Company.

         (c) REFINANCING OF SWING LINE LOANS.

                  (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company for the applicable Borrower (each of which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of SECTION 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in SECTION 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to SECTION 2.04(C)(II), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company or the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

                  (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with SECTION 2.04(C)(I), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to SECTION 2.04(C)(I) shall be deemed payment in respect of such participation.

                  (iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this SECTION 2.04(C) by the time specified in SECTION 2.04(C)(I), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                  (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this SECTION 2.04(C) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; PROVIDED, HOWEVER, that each Lender's obligation to make Committed Loans pursuant to this SECTION 2.04(C) is subject to the conditions set forth in SECTION 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

         (d) REPAYMENT OF PARTICIPATIONS.

                  (i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by the Swing Line Lender.

                  (ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in SECTION 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

         (e) INTEREST FOR ACCOUNT OF SWING LINE LENDER. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this SECTION 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

         (f) PAYMENTS DIRECTLY TO SWING LINE LENDER. The applicable Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

         2.05 PREPAYMENTS.

         (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; PROVIDED that
(i) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued and unpaid interest on the amount prepaid, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

         (b) Each Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; PROVIDED that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and
(ii) any such prepayment shall be in a principal amount of $100,000 or a whole multiple of $50,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

         (c) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, the Borrowers shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; PROVIDED, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this SECTION 2.05(C) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

         2.06 TERMINATION OR REDUCTION OF COMMITMENTS.

         (a) The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; PROVIDED that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and
(iv) if, after giving effect to any reduction of the Aggregate Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such sublimit or sublimits, as applicable, shall be automatically reduced to the extent necessary so that neither such sublimit shall exceed the Aggregate Commitments then in effect. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued and unpaid until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

         (b) In addition to any required or optional payments of Committed Loans effected under SECTION 2.05, 2.06(A) or 2.07, the Borrowers shall make the following required prepayments, each such payment to be made to the Administrative Agent for the benefit of the applicable Lenders within the time period specified below:

                  (i) The Borrowers shall make a prepayment in an amount equal to one hundred percent (100%) of the Net Cash Proceeds of each Disposition OTHER THAN Dispositions permitted under SECTIONS 7.05(B),
         (C), (D), (E) and (F). Notwithstanding the application of this SECTION 2.06(B)(I) to any Disposition that is not otherwise permitted under this Agreement, nothing in this SECTION 2.06(B)(I) shall be deemed to permit any Disposition not expressly permitted under this Agreement or to constitute a waiver or cure of any Default or Event of Default that arises as a result of a Disposition that is not permitted under this Agreement.

                  (ii) The Borrowers shall make a prepayment in an amount equal to one hundred percent (100%) of any Net Cash Proceeds of each private or public issuance of Indebtedness of the Company or any Subsidiary, other than any issuance of Indebtedness permitted by SECTION 7.03(A) through (G). Notwithstanding the application of this SECTION 2.06(B)(II) to any issuance of Indebtedness that is not otherwise permitted under this Agreement, nothing in this
         SECTION 2.06(B)(II) shall be deemed to permit any Indebtedness not expressly permitted under this Agreement or to constitute a waiver or cure of any Default or Event of Default that arises as a result of the incurrence of Indebtedness that is not permitted under this Agreement.

                  (iii) The Borrowers shall make a prepayment with respect to each private or public offering of Equity Securities of the Company or any Subsidiary (other than Equity Securities issued to any Borrower or to any employee, former employee or director of the Company or any Subsidiary as equity compensation or pursuant to any equity compensation plan of the Company) in an amount equal to one-hundred percent (100%) of the Net Cash Proceeds of each issuance of Equity Securities of the Company or any Subsidiary.

         Each prepayment under this SECTION 2.06(B) shall be made within ten
(10) Business Days of the receipt of the applicable Net Cash Proceeds (in the case of Dispositions, such receipt to be deemed to have occurred at the end of the one hundred and eighty-day reinvestment period provided in part (a)(ii)(D) of the definition of Net Cash Proceeds) and upon not less than five (5) Business Days' prior written notice to the Administrative Agent, which notice shall include a certificate of a Responsible Officer of the Company setting forth in reasonable detail the calculations utilized in computing the Net Cash Proceeds with respect to such Disposition, issuance or offering; PROVIDED that if the Net Cash Proceeds from any single Disposition, issuance or offering are less than $10,000,000, the prepayment required to be made under this SECTION 2.06(B) shall be made within the applicable time set forth in this sentence after the aggregate amount of all such Net Cash Proceeds received since the last such prepayment shall exceed $10,000,000. Prepayments made under this SECTION 2.06(B) shall be applied to repay outstanding Committed Loans, and the amount of each such prepayment shall also permanently reduce the Aggregate Commitments until such amount is equal to $120,000,000, at which time any further prepayments of Committed Loans under this SECTION 2.06(B) shall not further reduce the Aggregate Commitments; PROVIDED that no prepayments made or required to be made pursuant to SECTION 2.06(B)(II) shall be applied to permanently reduce the Aggregate Commitments. Any prepayment of a Eurodollar Rate Loan required to be made pursuant to this SECTION 2.06(B) shall be accompanied by all accrued and unpaid interest thereon, together with any additional amounts required pursuant to SECTION 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their Applicable Percentage.

         (c) So long as no Event of Default has occurred and is continuing, and except to the extent expressly directed otherwise by the Company in connection with any particular prepayment, each prepayment of the Loans, whether pursuant to SECTION 2.05, SECTION 2.06 or otherwise, shall be first applied to any Base Rate Loans outstanding until all Base Rate Loans have been paid in full, and then to outstanding Eurodollar Rate Loans.

         2.07 REPAYMENT OF LOANS.

         (a) The Borrowers shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

         (b) The Company shall repay each outstanding Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

         2.08 INTEREST.

         (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period PLUS the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate.

         (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iii) While any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                  (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

         (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

         2.09 FEES. In addition to certain fees described in SECTIONS 2.03(I) and (J):

         (a) COMMITMENT FEE. The Borrowers shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee equal to the Applicable Rate TIMES the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in ARTICLE IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

         (b) OTHER FEES. The Borrowers shall pay (i) to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and (ii) to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. All such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

         2.10 COMPUTATION OF INTEREST AND FEES. All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, PROVIDED that any Loan that is repaid on the same day on which it is made shall, subject to SECTION 2.12(A), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

         2.11 EVIDENCE OF DEBT.

         (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

         (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         2.12 PAYMENTS GENERALLY; ADMINISTRATIVE AGENT'S CLAWBACK.

         (a) GENERAL. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

         (b) (i) FUNDING BY LENDERS; PRESUMPTION BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with SECTION 2.02 and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

                  (ii) PAYMENTS BY BORROWERS; PRESUMPTIONS BY ADMINISTRATIVE AGENT. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

         (c) FAILURE TO SATISFY CONDITIONS PRECEDENT. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this ARTICLE II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in
ARTICLE IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

         (d) OBLIGATIONS OF LENDERS SEVERAL. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to SECTION 10.04(C) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under SECTION 10.04(C) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under SECTION 10.04(C).

         (e) FUNDING SOURCE. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

         2.13 SHARING OF PAYMENTS BY LENDERS. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its PRO RATA share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, PROVIDED that:

                  (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                  (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

         Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

         2.14 INCREASE IN COMMITMENTS.

         (a) REQUEST FOR INCREASE. Provided there exists no Default and at no prior time has the Company optionally reduced the Aggregate Commitments pursuant to SECTION 2.06(A), upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Company may from time to time, request an increase in the Aggregate Commitments by an amount (for all such requests) not exceeding $50,000,000; PROVIDED that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

         (b) LENDER ELECTIONS TO INCREASE. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

         (c) NOTIFICATION BY ADMINISTRATIVE AGENT; ADDITIONAL LENDERS. The Administrative Agent shall notify the Company and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the

Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld), the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

         (d) EFFECTIVE DATE AND ALLOCATIONS. If the Aggregate Commitments are increased in accordance with this SECTION 2.14, the Administrative Agent and the Company shall determine the effective date (the "INCREASE EFFECTIVE DATE") and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date.

         (e) CONDITIONS TO EFFECTIVENESS OF INCREASE. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of each Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in ARTICLE V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this SECTION 2.14, the representations and warranties contained in subsections (a) and (b) of SECTION 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of SECTION 6.01, and (B) no Default exists. The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to SECTION 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this SECTION 2.14.

         (f) CONFLICTING PROVISIONS. This Section shall supersede any provisions in SECTIONS 2.13 or 10.01 to the contrary.

         2.15 JOINT AND SEVERAL LIABILITY; BORROWERS' WAIVERS AND CONSENTS; AGENCY OF COMPANY.

         (a) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as primary obligor, and not merely as surety, for any and all Obligations now or hereafter owed to the Administrative Agent, the L/C Issuer or any Lender (collectively, the "LENDER PARTIES"), whether voluntary or involuntary and however arising, whether direct or acquired by any Lender Party by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether any Borrower or Borrowers may be liable individually or jointly with others, or whether recovery upon such Obligations may be or hereafter become barred by any statute of limitations, or whether such Obligations may be or hereafter become otherwise unenforceable (such Obligations, the "BORROWERS' LIABILITIES"). For valuable consideration, each Borrower unconditionally guarantees and promises to pay to the Administrative Agent, on behalf of itself and the other Lender Parties, on demand, in lawful money of the United States, any and all of the Borrowers' Liabilities. This is a guaranty of payment and not of collection.

         (b) This is a continuing guaranty relating to any Borrowers' Liabilities, including that arising under successive transactions which shall either continue Obligations or from time to time renew any Obligations after such Obligations shall have been satisfied. Any payment by any of the Borrowers shall not reduce the Borrowers' maximum obligation hereunder.

         (c) The Obligations of each Borrower are independent, and a separate action or actions may be brought and prosecuted against a Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting its liability hereunder.

         (d) Each Borrower agrees that no Lender Party shall have any responsibility to inquire into the apportionment, allocation or disposition of the proceeds of any Credit Extension as among the Borrowers, and acknowledges that its liability hereunder shall not be reduced or diminished by the identity of the Borrower giving or receiving of notices and other communications, making requests for, or effecting conversions or continuations of, Loans or Letters of Credit, executing and delivering certificates, or receiving or allocating disbursements from the Lenders. Each Borrower acknowledges that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely an accommodation to Borrowers and is done at their request. Each Borrower agrees that no Lender Party shall incur any liability to any Borrower as a result thereof.

         (e) Each Borrower represents and warrants to the Lender Parties that the request for joint handling of the Loans, L/C Obligations and other Obligations made hereunder was made because the Borrowers are engaged in related operations and are interdependent. Each Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of Borrowers is dependent on the continued successful performance of the functions of the group.

         (f) Each Borrower represents and warrants to the Lender Parties that
(i) it has established adequate means of obtaining from each other Borrower on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of each other Borrower and its respective property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of each other Borrower, and its property. Each Borrower hereby waives and relinquishes any duty on the part of any Lender Party to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the property of any other Borrower, whether now or hereafter known by any Lender Party during the life of this Agreement.

         (g) Each Borrower acknowledges that its Obligations may derive from value provided directly to another Person and, in full recognition of that fact, each Borrower consents and agrees that the Lender Parties may, at any time and from time to time, without notice to, demand on, or the agreement of, such Borrower, and without affecting the enforceability or security of the Loan
Documents:

                  (i) with the agreement of any other Loan Party, supplement, modify, amend, extend, renew, accelerate or change the terms of the Obligations, or otherwise change the time for payment of the Obligations or any part thereof, including increasing or decreasing the rate of interest thereon;

                  (ii) with the agreement of any other Loan Party, supplement, modify, amend or waive, or enter any agreement, approval or consent with respect to, the Obligations or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

                  (iii) with the agreement of any other Loan Party, accept new or additional instruments, documents or agreements in exchange for, or relative to, any of the Loan Documents or the Obligations or any part thereof;

                  (iv) accept partial payments on the Obligations;

                  (v) with the agreement of any other Loan Party, receive and hold additional security or guaranties for the Obligations or any part thereof,

                  (vi) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as any Lender Party in its sole and absolute discretion may determine;

                  (vii) release any party or any guarantor from any personal liability with respect to the Obligations or any part thereof;

                  (viii) settle, release on terms satisfactory to the Lender Parties and any other Loan Party, or by operation of applicable Laws or otherwise liquidate or enforce any Obligations and any security or guaranty in any manner, or consent to the transfer of any security and bid and purchase at any sale of any security; and/or

                  (ix) consent to the merger, change or any other restructuring or termination of the corporate existence of any other Loan Party or any other Person, and correspondingly restructure the Obligations, continuing existence of any Lien under any other Loan Document to which any Loan Party is a party or the enforceability hereof or thereof with respect to all or any part of the Obligations.

         (h) Each Borrower expressly waives any right to require the Lender Parties to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any other Person or any Collateral provided by any other Borrower or any other Person, and agrees that the Lender Parties may proceed against Loan Parties and/or the Collateral in such order as they shall determine in their sole and absolute discretion. The Lender Parties may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Lender Parties and any other Loan Party may deal with each other in connection with the Obligations, the Borrowers' Liabilities or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the obligations of such Borrower under the Loan Documents.

         (i) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower or any other Person with respect to any Obligations, (ii) the unenforceability or invalidity as to any other Borrower or any other Person of the Obligations, (iii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iv) the cessation for any cause whatsoever of the liability of any Borrower or any other Person (other than by reason of the full payment and performance of all Obligations),
(v) to the extent permitted by law, any failure of the Lender Parties to give notice of sale or other disposition to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition, (vi) to the extent permitted by law, any failure of the Lender Parties to comply with applicable laws in connection with the sale or other disposition of any Collateral or other security for any Obligation, including without limitation any failure of the Lender Parties to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any obligation, (vii) any act or omission of the Lender Parties or others, that directly or indirectly results in or aids the discharge or release of any Borrower or any other Person or the Obligations or any other security or guaranty therefor by operation of law or otherwise, (viii) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (ix) any failure of the Lender Parties to file or enforce a claim in any bankruptcy or other proceeding with respect to any other Borrower or any other Person, (x) the election by the Lender Parties, in any bankruptcy proceeding of any other Loan Party, of the application or non-application of
Section 1111(b)(2) of the United States Bankruptcy Code, (xi) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code in connection with the bankruptcy of any other Loan Party, (xii) any use of cash collateral under Section 363 of the United States Bankruptcy Code, or (xiii) any agreement or stipulation with any other Loan Party with respect to the provision of adequate protection in any bankruptcy proceeding of any Person.

         (j) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower hereby waives, until the occurrence of the Facility Termination Date, with respect to each other Loan Party and their respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which any Borrower may have or hereafter acquire against any other Loan Party or any other Person in connection with or as a result of the execution, delivery and/or performance of this Agreement or any other Loan Document. Each Borrower agrees that, prior to the Facility Termination Date, it shall not have or assert any such rights against one another or their respective successors and assigns or any other party (including any surety), either directly or as an attempted setoff to any action commenced against any Borrower by another Borrower (as borrower or in any other capacity) or any other party. Each Borrower hereby acknowledges and agrees that this waiver is intended to benefit the Lender Parties and shall not limit or otherwise affect Borrowers' liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

         (k) Any obligations of any Borrower to any other Borrower, now or hereafter existing, including but not limited to any obligations to a Borrower as subrogee of the Lender Parties or resulting from a Borrower's performance under this guaranty, are hereby subordinated to the Borrowers' Liabilities. Such obligations of a Borrower to another Borrower, if the Administrative Agent so requests, shall be enforced, and performance received by such Borrower as trustee for the Lender Parties, and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Lender Parties on account of the Obligations of the Borrowers to the Lender Parties, but without reducing or affecting in any manner the liability of any Borrower under the other provisions of this guaranty.

         (l) Notwithstanding anything to the contrary contained herein, the liability of each Borrower, other than the Company, pursuant to this guaranty shall be limited to the largest amount that would not render its obligations under this SECTION 2.15 subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

         (m) Each Borrower irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders, to any such Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement or any other Loan Document shall be deemed to have been delivered to each Borrower.

         (n) This SECTION 2.15 shall survive termination of this Agreement.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

         3.01 TAXES.

         (a) PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, PROVIDED that if the applicable Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) PAYMENT OF OTHER TAXES BY THE BORROWERS. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) INDEMNIFICATION BY THE BORROWERS. Each Borrower shall indemnify the Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

         (d) EVIDENCE OF PAYMENTS. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) STATUS OF LENDERS. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Borrower is located or otherwise resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by



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

the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

         Without limiting the generality of the foregoing, in the event that any Borrower is located or otherwise resident for tax purposes in the United States, any Foreign Lender shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do
so), whichever of the following is applicable:

                  (i) duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

                  (ii) duly completed copies of Internal Revenue Service Form W-8ECI,

                  (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code,
         (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of the applicable Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

                  (iv) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Company to determine the withholding or deduction required to be made.

         (f) TREATMENT OF CERTAIN REFUNDS. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this SECTION 3.01, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this SECTION 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), PROVIDED that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower or any other Person.

         3.02 ILLEGALITY. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

         3.03 INABILITY TO DETERMINE RATES. If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or
(c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

         3.04 INCREASED COSTS.

         (a) INCREASED COSTS GENERALLY. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

                  (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of



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

         Credit, any participation in a Letter of Credit or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                  (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred and unpaid or reduction suffered.

         (b) CAPITAL REQUIREMENTS. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

         (c) CERTIFICATES FOR REIMBURSEMENT. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) DELAY IN REQUESTS. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, PROVIDED that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the

Company of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

         3.05 COMPENSATION FOR LOSSES. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

         (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

         (b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower; or

         (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to SECTION 10.13;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this SECTION 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

         3.06 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS.

         (a) DESIGNATION OF A DIFFERENT LENDING OFFICE. If any Lender requests compensation under SECTION 3.04, or any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 3.01, or if any Lender gives a notice pursuant to
SECTION 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment
(i) would eliminate or reduce amounts payable pursuant to SECTION 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to SECTION 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) REPLACEMENT OF LENDERS. If any Lender requests compensation under
SECTION 3.04, or if any Borrower is required to pay any additional amount to any Lender or any



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

Governmental Authority for the account of any Lender pursuant to SECTION 3.01, the Company may replace such Lender in accordance with SECTION 10.13.

         3.07 SURVIVAL. All of the Borrowers' obligations under this ARTICLE III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

                                  ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

         4.01 CONDITIONS OF INITIAL CREDIT EXTENSION. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

         (a) Except to the extent deferred to a reasonable later date after the Closing Date at the reasonable discretion of the Administrative Agent pursuant to that certain Post-Closing Agreement entered into between the Company and the Administrative Agent as of the Closing Date, a copy of which will be delivered to each of the Lenders, the Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each signing Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

                  (i) executed counterparts of this Agreement and each other Loan Document, sufficient in number for distribution to the Administrative Agent, each Lender and each Borrower;

                  (ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

                  (iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party;

                  (iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Borrower set forth on SCHEDULE 4.01 is duly organized or formed, and that each such Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

                  (v) a favorable opinion of Greenberg Traurig, LLP, counsel to the Borrowers, and local counsel in Florida, Texas, California, Colorado and Arizona, each addressed to the Administrative Agent and each Lender, as to the matters set forth in EXHIBIT G and such other matters concerning the Borrowers and the Loan Documents as the Required Lenders may reasonably request;

                  (vi) a certificate of a Responsible Officer of the Company either (A) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and consummation of the transaction contemplated in the Loan Documents by each Borrower and the validity against any Borrower of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

                  (vii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in SECTIONS 4.02(a) and (B) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;

                  (viii) projected consolidated balance sheets and related statements of income, retained earnings and cash flow for the Company and its Subsidiaries for the five fiscal years following the Closing Date (such financial statements to be based upon good faith assumptions);

                  (ix) a copy of (i) the Audited Financial Statements, and (ii) an unaudited consolidated balance sheet and related consolidated statements of income and cash flow of the Company and its Subsidiaries as of March 31, 2004, each as filed with the SEC;

                  (x) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                  (xi) a copy of each Management Agreement and each Material Agreement;

                  (xii) delivery of Uniform Commercial Code financing statements suitable in form and substance for filing in places required by applicable Law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority Lien (subject to Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable Law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority Liens in and to such other Collateral as the Administrative Agent may require, including without limitation the delivery by the Borrowers of certificates evidencing Pledged Interests, if applicable, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

                  (xiii) Uniform Commercial Code search results showing only Permitted Liens and those Liens which are being terminated in connection with the payoff and termination of the Existing Credit Agreement;

                  (xiv) evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all Liens securing obligations under the Existing Credit Agreement have been or concurrently with the Closing Date are being released; and

                  (xv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

         (b) Any fees required to be paid on or before the Closing Date shall have been paid.

         (c) Unless waived by the Administrative Agent, the Borrowers shall have paid all fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

         Without limiting the generality of the provisions of SECTION 9.04, for purposes of determining compliance with the conditions specified in this SECTION 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

         4.02 CONDITIONS TO ALL CREDIT EXTENSIONS. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

         (a) The representations and warranties of each Borrower contained in
ARTICLE V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this SECTION 4.02, the representations and warranties contained in subsections (a) and (b) of SECTION 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and
(b), respectively, of SECTION 6.01.

         (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

         (c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

         Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by any Borrower shall be deemed to be a representation and warranty that the conditions specified in SECTIONS 4.02(A) and (B) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

         Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

         5.01 EXISTENCE, QUALIFICATION AND POWER. Each Borrower (a) (i) is duly organized or formed and validly existing and (ii) is in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a)(ii),
(b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.02 AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries (other than any Contractual Obligation the breach of which would not result in a Material Adverse Effect) or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law. Each Borrower is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

         5.03 GOVERNMENTAL AUTHORIZATION; OTHER CONSENTS. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document except as expressly contemplated herein. No consent of any stockholder of any Borrower, including any Equity Holder, is necessary in order to authorize the execution, delivery or performance of this Agreement or any other Loan Document to which such Borrower is a party.

         5.04 BINDING EFFECT. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Borrower that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Borrower, enforceable against each Borrower that is party thereto in accordance with its terms.

         5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

         (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

         (b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated March 31, 2004, and the related consolidated statements of income and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. SCHEDULE 5.05 sets forth all "off balance sheet arrangements" (as defined by Item 303 of Regulation S-K promulgated under the Securities Act of 1933) of the Company and its Subsidiaries as of the date of such financial statements not otherwise reflected in the balance sheet referred to in subsection (a) above or this subsection (b) (or delivered pursuant to SECTION 6.01) or in the notes thereto.

         (c) Other than the matters set forth on SCHEDULE 5.06, since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

         5.06 LITIGATION. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as otherwise set forth on
SCHEDULE 5.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect after giving effect to any applicable insurance. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds any Borrower which has had, or creates a material risk of having, any Material Adverse Effect.

         5.07 NO DEFAULT. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.



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

         5.08 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Company and each of its Subsidiaries is subject to no Liens, other than Permitted Liens.

         5.09 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed on SCHEDULE 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as disclosed on SCHEDULE 5.09, none of the properties owned or leased by any Borrower has been used as a treatment, storage or disposal site for any Hazardous Materials, unless such use could not reasonably be expected to have a Material Adverse Effect. No Hazardous Material is present in or on any real property currently or formerly owned or operated by any Borrower except that which could not reasonably be expected to have a Material Adverse Effect.

         5.10 INSURANCE. The properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Subsidiary conducts business.

         5.11 TAXES. The Company and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect. No Borrower is party to any tax sharing agreement, and each of the Borrowers reasonably believes that the charges, accruals and reserves on the books of the Borrowers in respect of taxes or other governmental charges are adequate.

         5.12 ERISA COMPLIANCE.

         (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Multiemployer Plan and each Pension Plan is set forth on SCHEDULE 5.12 attached hereto, and each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of each Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a



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funding waiver or an extension of any amortization period pursuant to Section
412 of the Code has been made with respect to any Plan.

         (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

         (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

         5.13 SUBSIDIARIES; EQUITY INTERESTS; CAPITALIZATION; REVENUES.

         (a) There are no Material Subsidiaries other than those specifically disclosed in part (a) of SCHEDULE 5.13, and such part (a) of SCHEDULE 5.13, as from time to time hereafter updated in accordance with SECTIONS 6.02(B) and 6.12, sets forth, as of the Closing Date or such later date of updating, (i) the name and jurisdiction of incorporation of each Material Subsidiary, (ii) the address of each Material Subsidiary's principal executive office and chief place of business, and (iii) the name and address of each Equity Holder that owns, directly or indirectly, Equity Interests in any Material Subsidiary.

         (b) None of the Borrowers has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of
SCHEDULE 5.13 or made in accordance with SECTION 7.02 after the Closing Date.

         (c) Other than Equity Interests issued to selling physicians or their advisors as part of the consideration in a Permitted Acquisition or issued to directors, officers and other employees or former employees of the Borrowers and other Accredited Investors as defined by Rule 501 of the Securities Act of 1933, as amended, no options, warrants, conversion rights, preemptive rights or other statutory or contractual rights to purchase any Equity Interests of any Borrower, other than the Company, now exist, nor has any Borrower, other than the Company, authorized any such right, nor is any Borrower, other than the Company, obligated in any other manner to issue any of its Equity Interests.

         (d) The Borrowers set forth on SCHEDULE 4.01 generated not less than 80% of the net patient service revenues of the Company and its Subsidiaries on a consolidated basis for the fiscal year of the Company ended December 31, 2003.



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         5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING
COMPANY ACT.

         (a) No Borrower is engaged, nor will any Borrower engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

         (b) None of the Borrowers, any Person Controlling any Borrower, or any Subsidiary of the Company (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

         5.15 DISCLOSURE. Each Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, including delivering to the Administrative Agent and each Lender requesting the same correct and complete copies, including all exhibits, schedules and amendments thereto, of all Material Agreements. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time; PROVIDED FURTHER that present or future general economic conditions may result in a Material Adverse Effect.

         5.16 COMPLIANCE WITH LAWS. Each of the Company and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         5.17 INTELLECTUAL PROPERTY; LICENSES, ETC.

         (a) The Company and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP RIGHTS") that are reasonably necessary for the operation of their respective businesses as now conducted by them in all material respects, without conflict with the rights of any other Person. To the best knowledge of each Borrower, no slogan or other advertising device, product, process, method, substance, part or other material



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now employed, or now contemplated to be employed, by any Borrower or any
Subsidiary infringes upon any rights held by any other Person. No event has occurred which permits, or after the notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or which affects the rights of any of the Borrowers thereunder which could reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         (b) Each of the Company and its Subsidiaries and, to the actual knowledge of one or more Responsible Officers of the Company, each Equity Holder, has, to the extent applicable: (i) obtained (or been duly assigned) and maintains all required certificates of need or determinations of need as required by the relevant state Governmental Authority for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains in good standing all required licenses; (iii) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies; (iv) to the extent applicable to its operations, obtained and maintains Medicaid Certification and Medicare Certification; and (v) to the extent applicable to its operations, entered into and maintains in good standing its Medicaid Provider Agreement and its Medicare Provider Agreement. To the actual knowledge of one or more Responsible Officers of the Company, each Equity Holder is duly licensed (where license is required) by each state or state agency or commission, or any other Governmental Authority having jurisdiction over the provision of such services by such Person in the locations in which the Equity Holder and the applicable Subsidiaries conduct business, required to enable such Person to provide the professional services provided by such Person and otherwise as is necessary to enable the Equity Holder and each such applicable Subsidiary to operate as currently operated and as presently contemplated to be operated. To the actual knowledge of the Company's officers, all such required licenses are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

         5.18 LIENS. Except with respect to Permitted Liens, the Liens and security interests granted to the Administrative Agent (for the benefit of the certain Persons) pursuant to any Loan Document are valid first priority Liens and security interests in the Collateral, and each has been perfected in accordance with the requirements of all states in which any item of Collateral is located to the extent that the filing of Uniform Commercial Code financing statements is sufficient to perfect such Lien or security interest.

                                  ARTICLE VI.
                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, with respect to SECTIONS 6.01, 6.02 and 6.03 the Company shall, and in each other case each Borrower shall:

         6.01 FINANCIAL STATEMENTS. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:



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

         (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and

         (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company beginning with the fiscal quarter ended June 30, 2004, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the Company's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and such consolidating statements to be certified by a Responsible Officer of the Company to the effect that such statements are fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its Subsidiaries; and

         (c) as soon as available, but in any event not later than 30 days after the beginning of the fiscal year for which such budget is being delivered, an annual budget for such fiscal year of the Company, certified by a Responsible Officer of the Company.

         As to any information contained in materials furnished pursuant to
SECTION 6.02(D), no Borrower shall be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Borrowers to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

         6.02 CERTIFICATES; OTHER INFORMATION. Deliver to the Administrative Agent (for further distribution to each Lender), in form and detail satisfactory to the Administrative Agent:

         (a) concurrently with the delivery of the financial statements referred to in SECTION 6.01(A), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default, and in particular, no Default under SECTION 7.12 hereunder, or, if any such Default shall exist, stating the nature and status of such event;



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

         (b) concurrently with the delivery of the financial statements referred to in SECTIONS 6.01(A) and (B), (i) a duly completed Compliance Certificate signed by a Responsible Officer of the Company and (ii) an updated SCHEDULE 5.05 and an updated part (a) of SCHEDULE 5.13, showing all information required to be set forth in each such Schedule, updated since the last delivery thereof;

         (c) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Borrower or any Subsidiary by independent accountants in connection with the accounts or books of any Borrower or any Subsidiary, or any audit of any of them;

         (d) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

         (e) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Borrower or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to SECTION 6.01 or any other clause of this SECTION 6.02;

         (f) promptly, and in any event within five Business Days after receipt thereof by any Borrower or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Borrower or any Subsidiary thereof;

         (g) promptly upon availability, any material updates of the budget provided in accordance with SECTION 6.01(C) above;

         (h) any material information relating to a material audit or investigation of any Borrower in its capacity as a Medicaid provider, including with respect to any Medicaid Provider Agreement, by a Governmental Authority, or of or with respect to any Borrower's Medicaid Certification;

         (i) concurrently with the Company or any of its Subsidiaries entering into any Management Agreement or other Restrictive Agreement, an executed copy of such Management Agreement or other Restrictive Agreement and an updated
SCHEDULE 6.14;

         (j) concurrently with any Borrower making any change to its Organization Documents from those previously certified to the Administrative Agent, a copy of any such changes; and



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

         (k) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

         Documents required to be delivered pursuant to SECTION 6.01(A) or (B) or SECTION 6.02(D) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which any Borrower posts such documents, or provides a link thereto on such Borrower's website on the Internet at the website address listed on SCHEDULE 10.02; or (ii) on which such documents are posted on such Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); PROVIDED that: (i) such Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests such Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and
(ii) such Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (I.E., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrowers shall be required to provide paper copies of the Compliance Certificates required by SECTION 6.02(B) to the Administrative Agent. Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrowers with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

         Each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, "BORROWER MATERIALS") by posting the Borrower Materials on IntraLinks or another similar electronic system (the "PLATFORM") and (b) certain of the Lenders may be "public-side" Lenders (I.E., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their securities) (each, a "PUBLIC LENDER"). Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC", each Borrower shall be deemed to have authorized the Administrative Agent, the Arranger, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".



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

         6.03 NOTICES. Promptly (and in any event within the time specified below) notify the Administrative Agent and each Lender:

         (a) not later than one (1) Business Day after any Responsible Officer of any Borrower acquires knowledge thereof, of the occurrence of any Default;

         (b) not later than five (5) Business Days after any Responsible Officer of any Borrower acquires knowledge thereof, of any matter that has resulted or could reasonably be expected to result in a payment by any Borrower of more than the Threshold Amount (other than payments made in the ordinary course of business and for Permitted Acquisitions) or could reasonably be expected to have a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary, including pursuant to any applicable Environmental Laws;

         (c) not later than five (5) Business Days after any Responsible Officer of any Borrower acquires knowledge thereof, of the occurrence of any ERISA Event; and

         (d) not later than five (5) Business Days after adopting any such change, of any material change in accounting policies or financial reporting practices by the Company and its consolidated Subsidiaries; PROVIDED that, without prejudice to SECTION 1.03(B), to the extent any such change is made as a result of a change in GAAP and the Company chooses to disclose such change in a filing to be made with the SEC, such notice may be given in and at the time of such filing.

         Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Borrowers, or any of them, have taken and propose to take with respect thereto. Each notice pursuant to SECTION 6.03(A) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

         6.04 PAYMENT OF OBLIGATIONS. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; PROVIDED that any such tax liability, claims or Indebtedness need not be paid if the validity or amount thereof shall at the time be contested in good faith and if such Person shall, in accordance with GAAP, have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that each of the Borrowers shall pay or bond, or cause to be paid or bonded, all such taxes, assessments, and governmental charges or levies immediately upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor (except to the extent such proceedings have been dismissed or stayed).



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

         6.05 PRESERVATION OF EXISTENCE, ETC. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
SECTION 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         6.06 MAINTENANCE OF PROPERTIES. Except as to property Disposed of in a transaction permitted by SECTION 7.04 or 7.05, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) comply at all times in all material respects with all franchises, licenses, leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder, except where (i) compliance at the time is being contested in good faith by appropriate proceedings or (ii) failure to comply with provisions being contested could not reasonably be expected to have a Material Adverse Effect.

         6.07 MAINTENANCE OF INSURANCE. Maintain with financially sound and reputable insurance companies not Affiliates of the Company (other than PMG solely as it relates to medical malpractice insurance), insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons (including business interruption, professional liability and property insurance) and providing for not less than 30 days' prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance; PROVIDED, HOWEVER, that it may effect workers' compensation insurance or similar coverage with respect to operations in any particular state or other jurisdiction through an insurance fund operated by such state or jurisdiction or by meeting the self-insurance requirements of such state or jurisdiction.

         6.08 COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all Laws (including all Environmental Laws and ERISA) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

         6.09 BOOKS AND RECORDS. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

         6.10 INSPECTION RIGHTS. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; PROVIDED, HOWEVER, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

         6.11 USE OF PROCEEDS. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document.

         6.12 ADDITIONAL BORROWERS. At any time (and in any event within 30 days) that any Person becomes a Material Subsidiary, whether by virtue of a Permitted Acquisition, by an existing Subsidiary meeting the criteria of a Material Subsidiary, by the Company designating such Subsidiary as a Material Subsidiary or otherwise, notify the Administrative Agent and cause such Person to (a) become a Borrower by executing and delivering to the Administrative Agent a Borrower Joinder Agreement, a Security Joinder Agreement if such Person is a Material Domestic Subsidiary, and to the extent required by any Lender, a Note signed by such Material Subsidiary as a Borrower, and (b) deliver to the Administrative Agent documents of the types referred to in clauses (iii) and
(iv) of SECTION 4.01(A) and favorable opinions of counsel to such Person (which opinion may, unless otherwise requested by the Administrative Agent in the exercise of its reasonable discretion, be an opinion of the General Counsel of the Company, and which shall in each case cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a)), all in form, content and scope reasonably satisfactory to the Administrative Agent. Upon delivery and satisfactory review of all the documents required by subsections (a) and (b) above, the Administrative Agent shall deliver to the Company, the L/C Issuers and the Lenders a notice specifying the effective date upon which such Material Subsidiary shall constitute a Borrower hereunder, whereupon each of the parties agrees that each such Material Subsidiary shall be a Borrower for all purposes of this Agreement. Simultaneously with, or prior to, the delivery of the items set forth in subsection (b) above, the Company shall deliver to the Administrative Agent an updated part (a) of SCHEDULE 5.13 showing all information required to be set forth in such Schedule, updated since the last delivery thereof.

         6.13 COMPLIANCE WITH MATERIAL AGREEMENTS. Subject to SECTION 10.17, comply in all material respects with the Material Agreements (to the extent not in violation of the other provisions of this Agreement or any other Loan Document).

         6.14 ADDITIONAL COLLATERAL AMENDMENTS. Promptly upon request, enter into an amendment to this Agreement and the other Loan Documents to the extent necessary to effectuate the grant of additional Collateral as provided in the Security Agreement. Notwithstanding any provision of SECTION 10.01 to the contrary, each Lender hereby agrees that, to the extent any such amendment will not adversely affect the rights of any Lender Party or any Affiliate



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

of a Lender party to a Related Swap Contract, the Administrative Agent may enter into such amendment without the consent or approval of any Lender Party.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, no Borrower shall, nor shall it permit any of its Subsidiaries to, directly or indirectly:

         7.01 LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

         (a) Liens pursuant to any Loan Document;

         (b) Liens existing on the date hereof and listed on SCHEDULE 7.01 and any renewals or extensions thereof, PROVIDED that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased, (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by SECTION 7.03(B);

         (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

         (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 120 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

         (e) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

         (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;



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         (h) Liens securing judgments for the payment of money not constituting an Event of Default under SECTION 8.01(H) or securing appeal or other surety bonds related to such judgments; and

         (i) Liens securing Indebtedness permitted under SECTION 7.03(E); PROVIDED that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition.

         7.02 INVESTMENTS. Make any Investments except:

         (a) Investments outstanding on the date hereof and listed on SCHEDULE 7.02;

         (b) Investments held by the Company or any Subsidiary in the form of cash equivalents and Short-Term Marketable Securities;

         (c) Investments held by the Company or any Subsidiary in the form of Eligible Corporate Securities so long as the Outstanding Amount of all Loans shall be $0 for at least one Business Day during any period of sixty consecutive days in which any Investment in Eligible Corporate Securities is outstanding;

         (d) advances to officers, directors and employees of the Company or any Subsidiary in an aggregate amount not to exceed $1,000,000 at any time outstanding;

         (e) Investments of any Borrower in any other Borrower;

         (f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

         (g) Guarantees permitted by SECTION 7.03;

         (h) Investments in connection with Permitted Acquisitions;

         (i) Investments by PMG in the ordinary course of business in accordance with applicable Law and past practices;

         (j) Investments by the Company or any Subsidiary in PMG (other than Investments in PMG outstanding on the Closing Date and set forth on SCHEDULE 7.02) not to exceed $10,000,000 in the aggregate at any time outstanding;

         (k) Investments not otherwise permitted by SECTIONS 7.02(A) through (J) not to exceed $25,000,000 in the aggregate at any time outstanding.

         7.03 INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;



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         (b) Indebtedness outstanding on the date hereof and listed on SCHEDULE
7.03 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, and (ii) with respect to any refinancing, refunding, renewal or extension of the Subordinated Note (A) the maturity thereof is not made earlier than the maturity in effect on the Closing Date, (B) the amortization thereof is not increased or accelerated, (C) the terms of subordination are not made any less favorable to the Lender Parties than those in effect on the Closing Date and (D) such event is otherwise done in compliance with SECTION 7.13;

         (c) Guarantees of any Borrower in respect of Indebtedness otherwise permitted hereunder of such Borrower;

         (d) obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under any Swap Contract, PROVIDED that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

         (e) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, and similar Indebtedness with respect to which the obligee has no recourse for any deficiency to the Company or any of its Subsidiaries, within the limitations set forth in SECTION 7.01(I); PROVIDED, however, that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed $20,000,000; and

         (f) Indebtedness in respect of intercompany loans and advances among Subsidiaries that are not prohibited by SECTION 7.02;

         (g) Approved Subordinated Debt; and

         (h) other unsecured Indebtedness of any Borrower not to exceed $20,000,000 in the aggregate at any time outstanding.

         7.04 FUNDAMENTAL CHANGES. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

         (a) any Subsidiary may merge with any other Subsidiary, PROVIDED that if either such Subsidiary is a Borrower, then the continuing or surviving Person shall be such Borrower;

         (b) any Borrower or any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Borrower; and



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         (c) any Subsidiary that is not a Material Subsidiary may dissolve so long as at the time of such dissolution it owns no assets, all of which (if any) have been Disposed or transferred to another Subsidiary in accordance with the terms of this Agreement.

         7.05 DISPOSITIONS. Make any Disposition or enter into any agreement to make any Disposition, except:

         (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

         (b) Dispositions of cash equivalents, Short-Term Marketable Securities and Eligible Corporate Securities;

         (c) Dispositions of inventory in the ordinary course of business;

         (d) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property within 12 months of such Disposition or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property within 12 months of such Disposition;

         (e) Dispositions permitted by SECTION 7.04;

         (f) licenses of IP Rights in the ordinary course of business consistent with past practice;

         (g) Disposition of tangible property no longer used or useful in the business of such Borrower, PROVIDED, HOWEVER, that the aggregate fair market value (or book value, if greater) of all assets sold or disposed of pursuant to this subsection (f) shall not exceed $1,000,000 in any fiscal year; and

         (h) Dispositions not otherwise permitted by SECTIONS 7.05(A) through
(F) above, PROVIDED that the aggregate fair market value (or book value, if greater) of all such assets Disposed of pursuant to this subsection (h) shall not exceed $10,000,000 in any fiscal year.

         7.06 ACQUISITIONS. Enter into any Acquisition Agreement, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, unless (i) the Person to be (or whose assets are to be) acquired does not oppose such Acquisition (other than in the case of an Acquisition pursuant to a Holder Purchase Grant) and has Permitted Acquisition EBITDA for the most recently ended twelve-month period of not less than $1, (ii) the line or lines of business of the Person to be acquired are substantially the same as one or more line or lines of business conducted by the Company and its Subsidiaries, (iii) the operations of the Person to be (or whose assets are to be) acquired are primarily in the United States or its territories, (iv) no Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and the Company shall have furnished to the Administrative Agent a Compliance Certificate prepared on an historical pro forma basis as of the most recent date for which financial statements have been furnished pursuant to SECTION 4.01 or
SECTION 6.01(A) or (B) giving effect to such Acquisition, which certificate shall demonstrate that no Default would exist immediately after giving effect thereto, (v) the Person acquired shall



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be a wholly-owned Subsidiary, or be merged into a Borrower, immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be a Borrower), (vi) after giving effect to such Acquisition, the aggregate Costs of Acquisition and Earnout Payments incurred in any fiscal year of the Company (on a noncumulative basis, with the effect that amounts not incurred in any fiscal year may not be carried forward to a subsequent period) shall not exceed $75,000,000, of which not more than $20,000,000 shall be in connection with an Acquisition of a Person (or the assets of a Person) whose operations are primarily in a territory of the United States, (vii) after giving effect to such Acquisition, the aggregate Costs of Acquisition and Earnout Payments incurred since the Closing Date in connection with Acquisitions of Persons (or the assets of Persons) whose operations are primarily in one or more territories of the United States shall not exceed $50,000,000, and (viii)
SECTION 6.12 is satisfied with respect to any Person that is or becomes a Material Subsidiary as a result of such Acquisition and any related transactions substantially simultaneously with the consummation of such Acquisition (without regard to the time limits provided in such SECTION 6.12).

         7.07 RESTRICTED PAYMENTS. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

         (a) each Subsidiary may make Restricted Payments to any Borrower and to any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

         (b) the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

         (c) the Company and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

         (d) the Company may purchase, redeem or otherwise acquire Equity Interests issued by it from employees of any Borrower in an aggregate amount not to exceed $500,000 in any fiscal year; and

         (e) the Company may make regularly scheduled payments of (i) interest to the holder of the Subordinated Note or the holders of any Approved Subordinated Debt, (ii) principal to the holder of the Subordinated Note, and
(iii) principal to the holders of any Approved Subordinated Debt that constituted all or a portion of the Cost of Acquisition of any Permitted Acquisition, in each case in accordance with the terms thereof.

         7.08 CHANGE IN NATURE OF BUSINESS. Engage in any material line of business substantially different from those lines of business conducted by the Company and its Subsidiaries as of the Closing Date or any business substantially related or incidental thereto, except as approved by the Required Lenders.



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

         7.09 TRANSACTIONS WITH AFFILIATES. Other than execution, consummation and performance of each Management Agreement, enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in a comparable arm's length transaction with a Person other than an Affiliate, it being understood that so long as such premium payments meet the standards set forth in the preceding clause of this SECTION 7.09, payments of insurance premiums by any Borrower to PMG shall not violate this SECTION 7.09.

         7.10 BURDENSOME AGREEMENTS. Enter into, suffer or permit to exist any Contractual Obligation (other than this Agreement, any other Loan Document or any Management Agreement the parties to which are Borrowers and that is subject to the provisions of SECTION 10.17) that (a) limits the ability (i) of any Subsidiary to make Restricted Payments to any Borrower or to otherwise transfer property to any Borrower, (ii) of any Subsidiary to become a Borrower hereunder or to Guarantee the Indebtedness of any Borrower or (iii) of the Company or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; PROVIDED, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under SECTION 7.03(E) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.

         7.11 USE OF PROCEEDS. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

         7.12 FINANCIAL COVENANTS.

         (a) CONSOLIDATED NET WORTH. Permit Consolidated Net Worth at any time to be less than the sum of (i) $485,000,000, (ii) an amount equal to 50% of the Consolidated Net Income earned in each full fiscal quarter ending after the fiscal quarter ended June 30, 2004 (with no deduction for a net loss in any such fiscal quarter) and (iii) an amount equal to 100% of the aggregate increases in Shareholders' Equity of the Company and its Subsidiaries after the Closing Date by reason of the issuance and sale of Equity Interests of the Company or any Subsidiary (other than issuances to the Company or a wholly-owned Subsidiary of the Company), including upon any conversion of debt securities of the Company into such Equity Interests.

         (b) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio at any time during any period of four fiscal quarters of the Company and its Subsidiaries to be greater than 2.50 to 1.00.

         (c) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter to be less than
2.50 to 1.00.



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         7.13 FUNDAMENTAL CHANGES TO MANAGEMENT AGREEMENTS AND SUBORDINATED
DEBT. Amend, modify, waive or terminate any Management Agreement, the Subordinated Note or any Approved Subordinated Debt in any manner that could reasonably be expected to have, in any material respect, an adverse effect on the interests of the Lenders.

         7.14 DOMESTIC BORROWERS PROVISIONS. Permit at any time (a) the aggregate net patient service revenues generated by the Company and each Borrower that is a Domestic Subsidiary during the most recently ended period of four consecutive quarters to be less than 80% of the aggregate net patient service revenues of the Company and its Subsidiaries for such period, or (b) any Borrower (other than the Company) that is not a Domestic Subsidiary to own any Equity Interests in any Borrower that is a Domestic Subsidiary.

                                 ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

         8.01 EVENTS OF DEFAULT. Any of the following shall constitute an Event of Default:

         (a) NON-PAYMENT. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within three days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

         (b) SPECIFIC COVENANTS. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of SECTION 6.03, 6.10, 6.11, or
6.12 or ARTICLE VII; or

         (c) OTHER DEFAULTS. Any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (a) written notice thereof by the Administrative Agent to the Borrowers, or (b) knowledge thereof by a Responsible Officer of the Company; or

         (d) REPRESENTATIONS AND WARRANTIES. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

         (e) CROSS-DEFAULT. (i) The Company or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or



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agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Person as a result thereof is greater than the Threshold Amount; or

         (f) INSOLVENCY PROCEEDINGS, ETC. Any Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; PROVIDED that the occurrence of events described in this SECTION 8.01(F) shall not be an Event of Default until the revenues of all Borrowers to whom any such event applies (including the revenues of any Subsidiary of any such Borrower and of any Practice with whom such Borrower or any of its Subsidiaries has entered into a Management Agreement) exceed $5,000,000 in the aggregate over the twelve-month period ended most recently prior to such occurrence; or

         (g) INABILITY TO PAY DEBTS; ATTACHMENT. (i) Any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

         (h) JUDGMENTS. There is entered against any Borrower (i) a final judgment or order for the payment of money in an aggregate amount, when combined with all other such judgments against any Borrower, exceeding $15,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor or, as to non-monetary judgments, any other Person upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

         (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in



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

an aggregate amount in excess of the Threshold Amount, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

         (j) INVALIDITY OF LOAN DOCUMENTS. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any other Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document;

         (k) CHANGE OF CONTROL. There occurs any Change of Control; or

         (l) MEDICAID, ETC. Any of the Borrowers receives notice of exclusion from eligibility from Medicaid or any Medcaid Regulation, or revocation or termination of any Medicaid Certification or Medicaid Provider Agreement, or any of the Borrowers or their officers, employees or agents engage in activities which are prohibited by any of the federal Medicare and Medicaid Anti-Kickback States, 42 U.S.C. ss.1320a-7b, the Ethics In Patient Referrals Act (the "STARK LAW"), 42 U.S.C. ss.1395nn, as amended, the regulations promulgated thereunder, or related state or local statutes or regulations or which are prohibited by rules of professional conduct, except where failure to do so could not reasonably be expected to have a Material Adverse Effect.

         8.02 REMEDIES UPON EVENT OF DEFAULT. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

         (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

         (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

         (c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

         (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

PROVIDED, HOWEVER, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the




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obligation of the Borrowers to Cash Collateralize the L/C Obligations as
aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

         8.03 APPLICATION OF FUNDS. After the exercise of remedies provided for in SECTION 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to SECTION 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

         FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under
ARTICLE III) payable to the Administrative Agent in its capacity as such;

         SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and Swap Termination Values) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer and amounts payable under ARTICLE III), ratably among them in proportion to the amounts described in this clause SECOND payable to them;

         THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause THIRD payable to them;

         FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause FOURTH held by them;

         FIFTH, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

         SIXTH, to payment of Swap Termination Values owing to any Lender or any Affiliate of any Lender arising under Related Swap Contracts that shall have been terminated and as to which the Administrative Agent shall have received notice of such termination and the Swap Termination Value thereof from the applicable Lender or Affiliate of a Lender;

         SEVENTH, to the payment of all other Obligations of the Borrowers owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the Lenders, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the Lenders on such date; and

         LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to SECTION 2.03(C), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause FIFTH above shall be applied to satisfy drawings under such



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

Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

         9.01 APPOINTMENT AND AUTHORITY. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and the Borrowers shall not have rights as a third party beneficiary of any of such provisions.

         9.02 RIGHTS AS A LENDER. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

         9.03 EXCULPATORY PROVISIONS. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

                  (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

                  (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), PROVIDED that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

                  (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.



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         The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in SECTIONS 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by a Borrower, a Lender or the L/C Issuer.

         The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         9.04 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for any Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         9.05 DELEGATION OF DUTIES. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         9.06 RESIGNATION OF ADMINISTRATIVE AGENT. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt



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of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; PROVIDED that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and SECTION 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

         Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

         9.07 NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or



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any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

         9.08 NO OTHER DUTIES, ETC. Anything herein to the contrary notwithstanding, none of the Bookrunners, Book Managers or Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

         9.09 ADMINISTRATIVE AGENT MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under SECTIONS 2.03(I) and (J), 2.09 and 10.04) allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 2.09 and 10.04.

         Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender, or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.



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         9.10 Collateral and Borrower MATTERS. The Lenders and the L/C Issuer
irrevocably authorize the Administrative Agent, at its option and in its discretion,

         (a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Facility Termination Date, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document,
(iii) in connection with a Borrower exercising its rights under a Management Agreement in compliance with SECTION 10.17, or (iv) subject to SECTION 10.01, if approved, authorized or ratified in writing by the Required Lenders;

         (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by SECTION 7.01(I); and

         (c) to release any Borrower from its obligations hereunder and under the other Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

         Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property , or to release any Borrower from its obligations hereunder and under the other Loan Documents pursuant to this SECTION 9.10.

                                    ARTICLE X.
                                  MISCELLANEOUS

         10.01 AMENDMENTS, ETC. Subject in each case to the provisions of
SECTION 6.14, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and each affected Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such amendment, waiver or consent shall:

         (a) waive any condition set forth in SECTION 4.01(A) without the written consent of each Lender;

         (b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to SECTION 8.02) without the written consent of such Lender;

         (c) except with respect to mandatory prepayments and commitment reductions pursuant to SECTION 2.06(B), postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) or any mandatory reduction of the Aggregate Commitments hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;



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         (d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this SECTION 10.01) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial ratio (including any change in any applicable defined term) used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan or any fee payable hereunder without the written consent of each Lender directly affected thereby; PROVIDED, HOWEVER, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;

         (e) change SECTION 2.13 or SECTION 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

         (f) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

         (g) release any Borrower (except to the extent such Borrower ceases to be a Subsidiary in a transaction permitted hereunder) or all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender;

and, PROVIDED FURTHER, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

         10.02 NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION.

         (a) NOTICES GENERALLY. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:



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                  (i) if to any Borrower, the Administrative Agent, the L/C
         Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for the Company on SCHEDULE 10.02; and

                  (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

         Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

         (b) ELECTRONIC COMMUNICATIONS. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, PROVIDED that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to ARTICLE II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, PROVIDED that approval of such procedures may be limited to particular notices or communications.

         Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), PROVIDED that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

         (c) CHANGE OF ADDRESS, ETC. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender.

         (d) RELIANCE BY ADMINISTRATIVE AGENT, L/C ISSUER AND LENDERS. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if
(i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified



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herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

         10.03 NO WAIVER; CUMULATIVE REMEDIES. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         10.04 EXPENSES; INDEMNITY; DAMAGE WAIVER.

         (a) COSTS AND EXPENSES. The Borrowers shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) INDEMNIFICATION BY THE BORROWERS. Each Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any



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refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower, or any Environmental Liability related in any way to any Borrower, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower , and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses
(x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

         (c) REIMBURSEMENT BY LENDERS. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, (i) was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity, and (ii) did not arise solely as a result of the execution, delivery or performance of the Fee Letter. The obligations of the Lenders under this subsection (c) are subject to the provisions of SECTION 2.12(D).

         (d) WAIVER OF CONSEQUENTIAL DAMAGES, ETC. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

         (e) PAYMENTS. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.



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         (f) SURVIVAL. The agreements in this Section shall survive the resignation of the Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

         10.05 PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

         10.06 SUCCESSORS AND ASSIGNS.

         (a) SUCCESSORS AND ASSIGNS GENERALLY. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection
(f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) ASSIGNMENTS BY LENDERS. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); PROVIDED that



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                  (i) except in the case of an assignment of the entire
         remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

                  (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans;

                  (iii) any assignment of a Commitment must be approved by the Administrative Agent, the L/C Issuer and the Swing Line Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

         Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of SECTIONS 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) REGISTER. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of



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the Lenders, and the Commitments of, and principal amounts of the Loans and L/C
Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each Borrower and the L/C Issuer at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender wishing to consult with other Lenders in connection therewith may request and receive from the Administrative Agent a copy of the Register.

         (d) PARTICIPATIONS. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or any Borrower or any of any Borrower's Affiliates or Subsidiaries) (each, a "PARTICIPANT") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

         Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to
SECTION 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of SECTIONS 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 10.08 as though it were a Lender, PROVIDED such Participant agrees to be subject to SECTION 2.13 as though it were a Lender.

         (e) LIMITATIONS UPON PARTICIPANT RIGHTS. A Participant shall not be entitled to receive any greater payment under SECTION 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers' prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 3.01 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with SECTION 3.01(E) as though it were a Lender.

         (f) CERTAIN PLEDGES. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal



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Reserve Bank; PROVIDED that no such pledge or assignment shall release such
Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) ELECTRONIC EXECUTION OF ASSIGNMENTS. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

         (h) RESIGNATION AS L/C ISSUER OR SWING LINE LENDER AFTER ASSIGNMENT. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrowers and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrowers, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; PROVIDED, HOWEVER, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to SECTION 2.03(C)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to SECTION 2.04(C).

         10.07 TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or



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(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Borrower.

         For purposes of this Section, "INFORMATION" means all information received from the Company or any of its Subsidiaries relating to the Company or any such Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary , PROVIDED that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this SECTION 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         10.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; PROVIDED that if at any time any of the Collateral consists of real property located in the state of California, the right of set-off provided in this SECTION 10.08 may only be exercised by a Lender, the L/C Issuer or any of their Affiliates after obtaining the prior written consent of the Administrative Agent. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

         10.09 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "MAXIMUM RATE"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the



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Maximum Rate, such Person may, to the extent permitted by applicable Law, (a)
characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

         10.10 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         10.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

         10.12 SEVERABILITY. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.13 REPLACEMENT OF LENDERS. If any Lender requests compensation under
SECTION 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
SECTION 3.01, or if any Lender is a Defaulting Lender, or if any Lender refuses to agree to any amendment, consent or waiver that requires the agreement of such Lender pursuant to any of Section 10.01(A) through (G) and has received the agreement of the other Lenders required thereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, SECTION 10.06), all of its interests, rights and



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obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), PROVIDED that:

         (a) the Company shall have paid to the Administrative Agent the assignment fee specified in SECTION 10.06(B);

         (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under SECTION 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

         (c) in the case of any such assignment resulting from a claim for compensation under SECTION 3.04 or payments required to be made pursuant to
SECTION 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

         (d) such assignment does not conflict with applicable Laws.

         A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         10.14 GOVERNING LAW; JURISDICTION; ETC.

         (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK

         (b) SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.



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         (c) WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

         10.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         10.16 USA PATRIOT ACT NOTICE. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "ACT"), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the Act.

         10.17 CERTAIN WAIVERS, SUBORDINATIONS AND CONSENTS.

         (a) Each of the Borrowers acknowledges and agrees that certain Borrowers and their Equity Holders are, or in the future may be or become, subject to the terms of one or more Contractual Obligations with the Company or another Borrower (including those arising under the terms of Management Agreements) (i) which conflict with the terms of the Loan Documents to which such Borrowers are a party, the execution and delivery thereof by such Borrowers, or the full and performance by such Borrowers of the terms thereof, including undertakings not to



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incur debt, not to pledge assets to third parties, not to pay dividends and not to enter into material agreements without obtaining certain consents (collectively, the "BORROWER INTERCOMPANY RESTRICTIONS"), (ii) pursuant to which such Borrowers grant to the Company or such other Borrower a Lien on various assets of such Borrowers (collectively, the "BORROWER PLEDGES"), (iii) pursuant to which Equity Holders grant to the Company or such other Borrower the right, upon the occurrence of certain circumstances, to acquire such Equity Interests in such Borrowers from the applicable Equity Holders (collectively, the "HOLDER PURCHASE GRANTS"), (iv) pursuant to which Equity Holders are restricted from transferring their Equity Interests in a Practice (the "EQUITY HOLDER TRANSFER RESTRICTIONS"), and/or (v) pursuant to which Equity Holders grant to the Company or such other Borrower a Lien on the Equity Interests in the applicable Borrowers owned by such Equity Holders (collectively, the "HOLDER LIEN GRANTS") (each agreement, including each Management Agreement, containing any such restriction being referred to herein as a "RESTRICTIVE AGREEMENT").

         (b) Each of the Borrowers hereby absolutely and irrevocably (i) waives the Borrower Intercompany Restrictions and the Equity Holder Transfer Restrictions insofar as any of such Borrower Intercompany Restrictions or Equity Holder Transfer Restrictions conflict with or would otherwise prohibit or impair the due, punctual and full performance and observance of any term, covenant or condition now or hereafter contained in any Loan Document, and (ii) acknowledges and agrees that the Company's or any such other Borrower's rights, title and interest under each Restrictive Agreement have been pledged and assigned to the Administrative Agent for the benefit of certain parties as provided in the Loan Documents, and that following the occurrence and during the continuance of an Event of Default, the Administrative Agent or its assignee may, upon notice to the applicable Borrower and in accordance with applicable Law, exercise the rights and remedies of the Company or such other Borrower under the Restrictive Agreement to which such Borrower is a party, with the same force and effect as if such action were taken by the Company or such other Borrower.

         (c) The Company and each other Borrower party to any such Restrictive Agreement hereby agree that:

                  (i) The interests of the Company or such other Borrower in any assets now or hereafter constituting Pledged Interests or other Collateral shall be and hereby is made junior in priority and is subordinated in all respects to the rights and interests of the Secured Parties in such assets, and the Company and each such other Borrower shall under no circumstances, except as expressly provided herein or in any other Loan Document, have any right to possession of any such assets or to foreclose upon or otherwise sell, dispose or exercise any right of setoff or recoupment with respect to any such assets, whether by judicial action or otherwise until the Facility Termination Date. The foregoing shall apply regardless of the order of filing of any financing statements in respect of the Borrower Pledges or the Holder Lien Grants (or the exercise of control over or possession of any Collateral) or other perfection of any such security interests (or failure to make any such filing or perfect any such security interest). Without limiting the foregoing, each Borrower agrees that the Administrative Agent shall have the right to sole and exclusive possession and control of property constituting Collateral (including certificated securities).




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                  (ii) Except as expressly permitted hereunder or under the
         terms of any other Loan Document, no Borrower shall exercise its rights under any of the Holder Purchase Grants, and in the event it shall exercise any such right as may be so permitted, it shall cause the Equity Interests so acquired to become and remain subject to the first priority Lien thereon in favor of the Administrative Agent for the benefit of certain parties as conferred under the Loan Documents.

                  (iii) In the event that, notwithstanding the foregoing provisions of this subsection (c) but except as otherwise provided hereunder or under the terms of any other Loan Document, any Borrower shall have received any payment or distribution of any kind or character, whether in cash, property or securities in respect of its exercising or realizing any rights arising under any of the Borrower Pledges or the Holder Lien Grants prior to the occurrence of the Facility Termination Date, such payment or distribution shall (except to the extent otherwise provided in the Loan Documents) be deemed to be the property of, segregated, received and held in trust for the benefit of and shall be immediately paid over or delivered forthwith to the Administrative Agent for the benefit of the Secured Creditors (in the same form as received, with any necessary endorsements). In the event that any Borrower fails to provide any necessary endorsement as contemplated above, the Administrative Agent is hereby irrevocably authorized to appropriately make the same.

         (d) So long as no Default has occurred and is continuing:

                  (i) any Borrower may at its expense exercise rights under Borrower Pledges and Holder Lien Grants as it may determine to be reasonably necessary in the ordinary course of business (including the taking of possession of and selling or otherwise disposing of property subject to Borrower Pledges and Holder Lien Grants and retaining the proceeds thereof, in each case to the extent permitted by applicable
         Law) to recover amounts owed or otherwise remedy defaults in payment or performance obligations arising under Management Agreements; PROVIDED that (x) the Company shall give not less than five Business Days prior written notice (or if the Company reasonably determines that immediate action is required to protect its interests under such Borrower Pledges and Holder Lien Grants, then as promptly as practicable but no later than one Business Day prior written notice) to the Administrative Agent describing in reasonable detail the circumstances giving rise to such exercise and the remedies intended to be exercised, and (y) any sale of assets as a result thereof constitutes a Disposition permitted under
         SECTION 7.05 and any acquisition of any asset as a result thereof (whether in strict foreclosure or otherwise) constitutes an Investment permitted under (and is consummated in compliance with) SECTION 7.02 and, in the case of the exercise of rights under Holder Lien Grants,
         SECTION 7.06; and

                  (ii) the Company may at its expense exercise Holder Purchase Grants, PROVIDED that each such exercise shall constitute an Acquisition and shall be subject to the terms and limitations contained in SECTION 7.06.

         The Administrative Agent may, without further notice to or consent of any Secured Party, upon the request and at the expense of the Company, execute such documents (including releases of Collateral) and take such other actions as it may determine to be advisable to permit the exercise of rights by Borrowers as provided above in this SECTION 10.17(D); PROVIDED that no Borrower shall have any claim against the Administrative Agent, any Lender or any of their respective Related Parties in respect of any action taken by the Administrative Agent or any Borrower, or any failure or refusal by the Administrative Agent to take any action requested to be taken, in connection with the actual or proposed exercise of any such rights.

         10.18 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                       BORROWERS:



                                       PEDIATRIX MEDICAL GROUP, INC.,
                                       A FLORIDA CORPORATION



                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Chief Financial Officer
                                              ----------------------------------


                                       ALASKA NEONATOLOGY ASSOCIATES, INC.
                                       ASSOCIATES IN NEONATOLOGY, INC.
                                       AUGUSTA NEONATOLOGY ASSOCIATES, P.C.
                                       BNA ACQUISITION COMPANY, INC.
                                       CENTRAL OKLAHOMA NEONATOLOGY ASSOCIATES,
                                         INC.
                                       CNA ACQUISITION CORP.
                                       FLORIDA REGIONAL NEONATAL ASSOCIATES,
                                         INC.
                                       FOOTHILL MEDICAL GROUP, INC.
                                       FORT WORTH NEONATAL ASSOCIATES BILLING,
                                         INC.
                                       GNPA ACQUISITION COMPANY, INC.
                                       MAGELLA HEALTHCARE CORPORATION
                                       MAGELLA HEALTHCARE GROUP, L.P.
                                       MAGELLA MEDICAL ASSOCIATES BILLING, INC.
                                       MAGELLA MEDICAL ASSOCIATES MIDWEST, P.C.
                                       MAGELLA MEDICAL ASSOCIATES OF GEORGIA,
                                         P.C.
                                       MAGELLA MEDICAL GROUP, INC.
                                       MAGELLA NEVADA, LLC
                                       MAGELLA TEXAS, LLC





                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------





                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       MNPC ACQUISITION COMPANY, INC.
                                       MOUNTAIN STATES NEONATOLOGY, INC.
                                       NACF ACQUISITION COMPANY, INC.
                                       NEONATAL AND PEDIATRIC INTENSIVE CARE
                                         MEDICAL GROUP, INC.
                                       NEONATOLOGY ASSOCIATES BILLING, INC.
                                       NEONATAL SPECIALISTS, LTD.
                                       NSPA ACQUISITION COMPANY, INC.
                                       OBSTETRIX ACQUISITION COMPANY OF
                                         ARIZONA, INC.
                                       OBSTETRIX ACQUISITION COMPANY OF
                                         COLORADO, INC.
                                       OBSTETRIX MEDICAL GROUP OF ARIZONA, P.C.
                                       OBSTETRIX MEDICAL GROUP OF CALIFORNIA,
                                         A PROFESSIONAL CORPORATION
                                       OBSTETRIX MEDICAL GROUP OF COLORADO, P.C.
                                       OBSTETRIX MEDICAL GROUP OF KANSAS AND
                                         MISSOURI, P.A.
                                       OBSTETRIX MEDICAL GROUP OF PHOENIX, P.C.
                                       OBSTETRIX MEDICAL GROUP OF TEXAS BILLING,
                                         INC.
                                       OBSTETRIX MEDICAL GROUP OF WASHINGTON,
                                         INC., P.S.
                                       OBSTETRIX MEDICAL GROUP, INC.
                                       OZARK NEONATAL ASSOCIATES, INC.
                                       PALM BEACH NEO ACQUISITIONS, INC.
                                       PASCV ACQUISITION COMPANY, INC.
                                       PEDIATRIX ACQUISITION COMPANY OF OHIO,
                                         INC.
                                       PEDIATRIX ACQUISITION COMPANY OF
                                         WASHINGTON, INC.
                                       PEDIATRIX FLORIDA LLC





                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------





                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       PEDIATRIX MEDICAL GROUP NEONATOLOGY AND
                                         PEDIATRIC INTENSIVE
                                         CARE SPECIALISTS OF NEW YORK, P.C.
                                       PEDIATRIX MEDICAL GROUP OF ARKANSAS, P.A.
                                       PEDIATRIX MEDICAL GROUP OF CALIFORNIA,
                                         A PROFESSIONAL CORPORATION
                                       PEDIATRIX MEDICAL GROUP OF COLORADO, P.C.
                                       PEDIATRIX MEDICAL GROUP OF DELAWARE, INC.
                                       PEDIATRIX MEDICAL GROUP OF FLORIDA, INC.
                                       PEDIATRIX MEDICAL GROUP OF GEORGIA, P.C.
                                       PEDIATRIX MEDICAL GROUP OF ILLINOIS, P.C.
                                       PEDIATRIX MEDICAL GROUP OF INDIANA, P.C.
                                       PEDIATRIX MEDICAL GROUP OF KANSAS, P.A.
                                       PEDIATRIX MEDICAL GROUP OF
                                         KENTUCKY, P.S.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         LOUISIANA, L.L.C.
                                       PEDIATRIX MEDICAL GROUP OF MICHIGAN, P.C.
                                       PEDIATRIX MEDICAL GROUP OF MISSOURI, P.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         NEW MEXICO, P.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         NORTH CAROLINA, P.C.
                                       PEDIATRIX MEDICAL GROUP OF OHIO CORP.
                                       PEDIATRIX MEDICAL GROUP OF OKLAHOMA, P.C.




                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------



                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       PEDIATRIX MEDICAL GROUP OF
                                         PENNSYLVANIA, P.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         PUERTO RICO, P.S.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         SOUTH CAROLINA, P.A.
                                       PEDIATRIX MEDICAL GROUP OF
                                         TENNESSEE, P.C.
                                       PEDIATRIX MEDICAL GROUP OF
                                         TEXAS BILLING, INC
                                       PEDIATRIX MEDICAL GROUP OF
                                         WASHINGTON, INC., P.S.
                                       PEDIATRIX MEDICAL GROUP, INC.,
                                         A UTAH CORPORATION
                                       PEDIATRIX MEDICAL GROUP, P.A.
                                       PEDIATRIX MEDICAL GROUP, P.C.,
                                         A VIRGINIA CORPORATION
                                       PEDIATRIX MEDICAL GROUP, P.C.,
                                         A WEST VIRGINIA CORPORATION
                                       PEDIATRIX MEDICAL MANAGEMENT, L.P.
                                       PEDIATRIX MEDICAL SERVICES, INC.
                                       PEDIATRIX OF MARYLAND, P.A.
                                       PEDIATRIX SCREENING, INC.
                                       PEDIATRIX TEXAS I LLC
                                       PEDIATRIX VIRGINIA ACQUISITION COMPANY,
                                         INC.
                                       PERINATAL PEDIATRICS, P.A.
                                       PMG ACQUISITION CORP.
                                       PMGSC, P.A.
                                       PNA ACQUISITION CO., INC.
                                       POKROY MEDICAL GROUP OF NEVADA, LTD.
                                       RPNA ACQUISITION COMPANY, INC.
                                       SCPMC ACQUISITION CO.
                                       SNCA ACQUISITION COMPANY, INC.
                                       ST. JOSEPH NEONATOLOGY CONSULTANTS, INC.




                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       TEXAS MATERNAL FETAL MEDICINE BILLING,
                                         INC.
                                       TEXAS NEWBORN SERVICES, INC.
                                       TUCSON PERINATAL SERVICES, P.C.





                                       By: /s/ Karl B. Wagner
                                           -------------------------------------

                                       Name: Karl B. Wagner
                                             -----------------------------------

                                       Title: Attorney-in-Fact
                                              ----------------------------------



                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       BANK OF AMERICA, N.A., as
                                       Administrative Agent




                                       By: /s/ Kevin L. Ahart
                                           -------------------------------------

                                       Name: Kevin L. Ahart
                                             -----------------------------------

                                       Title: Assistant Vice President
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       BANK OF AMERICA, N.A., as a Lender,
                                       L/C Issuer and Swing Line Lender



                                       By: /s/ Richard C. Harrison
                                           -------------------------------------

                                       Name: Richard C. Harrison
                                             -----------------------------------

                                       Title: Vice President
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       HSBC BANK USA, NATIONAL ASSOCIATION




                                       By: /s/ Jose M. Cruz
                                           -------------------------------------

                                       Name: Jose M. Cruz
                                             -----------------------------------

                                       Title: Senior Vice President
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       SUNTRUST BANK



                                       By: /s/ David P. Singleton
                                           -------------------------------------

                                       Name: David P. Singleton
                                             -----------------------------------

                                       Title: Managing Director
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       U.S. BANK NATIONAL ASSOCIATION




                                       By: /s/ S. Walker Choppin
                                           -------------------------------------

                                       Name: S. Walker Choppin
                                             -----------------------------------

                                       Title: Senior Vice President
                                              ----------------------------------



                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       WACHOVIA BANK, N.A.



                                       By: /s/ James E. Baiter, SVP
                                           -------------------------------------

                                       Name: James E. Baiter, SVP
                                             -----------------------------------

                                       Title: Commercial Sales Director
                                              ----------------------------------





                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       KEYBANK NATIONAL ASSOCIATION



                                       By: /s/ James A. Taylor
                                           -------------------------------------

                                       Name: James A. Taylor
                                             -----------------------------------

                                       Title: Vice President
                                              ----------------------------------





                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       UBS LOAN FINANCE LLC



                                       By: /s/ Patricia O'Kicki
                                           -------------------------------------

                                       Name: Patricia O'Kicki
                                             -----------------------------------

                                       Title: Director
                                              ----------------------------------



                                       By: /s/ Wilfred Saint
                                           -------------------------------------

                                       Name: Wilfred Saint
                                             -----------------------------------

                                       Title: Director
                                              ----------------------------------




                          Pediatrix Medical Group, Inc.
                                Credit Agreement

                                       THE INTERNATIONAL BANK OF MIAMI, N.A.



                                       By: /s/ Panayiotis CH. Zotos
                                           -------------------------------------

                                       Name: Panayiotis CH. Zotos
                                             -----------------------------------

                                       Title: Senior Vice President
                                              ----------------------------------





                          Pediatrix Medical Group, Inc.
                                Credit Agreement